Exhibit 10.1

GUARANTY AND SUPPORT AGREEMENT

This Guaranty and Support Agreement (this “Agreement”), dated as of November 23, 2016 (the “Effective Date”), is made between Magellan Petroleum Corporation, a Delaware corporation (“Magellan”), and GE Oil & Gas, Inc., a Delaware corporation (“Purchaser”).

RECITALS:

WHEREAS, Tellurian Investments Inc. (“Tellurian”), Magellan and a wholly-owned subsidiary of Magellan (“Merger Sub”) are parties to that certain Merger Agreement dated as of August 2, 2016 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, at the closing (the “Merger Closing”) of the transactions contemplated by the Merger Agreement, Tellurian would merge with Merger Sub and the holders of shares of Tellurian common stock would be issued shares of Magellan common stock;

WHEREAS, effective simultaneously with the execution hereof, Tellurian and Purchaser are entering into that certain Preferred Stock Purchase Agreement attached hereto as Exhibit A (the “Tellurian Purchase Agreement”), pursuant to which Purchaser is purchasing 5,467,851 shares of Series A Preferred Stock of Tellurian (“Tellurian Preferred”), which shares will be issued pursuant to and have terms set forth in the Amended and Restated Certificate of Incorporation of Tellurian (as amended, restated, supplemented and/or otherwise modified from time to time, the “Tellurian Charter”) attached hereto as Exhibit B;

WHEREAS, as a condition to Purchaser entering into the Tellurian Purchase Agreement, Purchaser requires that Magellan enter into this Agreement; and

WHEREAS, if the Merger Closing occurs, (i) the investment by Purchaser in Tellurian pursuant to the Tellurian Purchase Agreement will directly and indirectly benefit Magellan, and thus (ii) the execution, delivery and performance of this Agreement will be necessary and convenient to the conduct, promotion and attainment of the business of Magellan.

AGREEMENT:

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Certain Defined Terms. Certain defined terms are set forth in Section 10.

2. Guaranty and Support. From and after the date of the Merger Closing, Magellan hereby unconditionally and irrevocably (a) guarantees the performance by Tellurian of Tellurian’s obligations to holders of Tellurian Preferred under the Tellurian Purchase Agreement and the Tellurian Charter and (b) agrees to perform all obligations of Magellan that Tellurian is obligated to cause Magellan to perform thereunder; provided, however, that Magellan shall have no obligation under this Section 2 before the Merger Closing has occurred. In connection with the foregoing, concurrently with the Merger Closing, Magellan will deliver to Purchaser a copy of a certificate of designations of the Magellan Preferred Stock substantially in the form attached to this Agreement as Exhibit D (the “Certificate of Designations”) that has been filed with the

Secretary of State of the State of Delaware; provided, however, that such Magellan Preferred Stock shall not be issued until a notice of exchange therefor has been delivered by Purchaser in accordance with the Tellurian Charter.

3. Termination. This Agreement shall automatically terminate if (i) the Merger Agreement has been terminated and (ii) the Merger Closing has not occurred.

4. Representations, Warranties and Covenants of Magellan. As of the date of this Agreement (and (i) solely with respect to the Certificate of Designations (if applicable), as of the date of execution thereof, and (ii) solely, with respect to the issuance and delivery of the Conversion Shares (if applicable) as of issuance thereof), Magellan represents, warrants and, as applicable, covenants to Purchaser that:

(a) Magellan is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing in any jurisdiction other than Delaware could not reasonably be expected to materially and adversely affect Magellan. Magellan and its subsidiaries have the requisite corporate or entity power and authority to own and hold their properties and to carry on their business as now conducted and as proposed to be conducted, and Magellan has the requisite corporate power and authority to execute, deliver and perform this Agreement and the Certificate of Designations (if applicable) and to issue and deliver the Conversion Shares (if applicable).

(b) Magellan’s execution and delivery of this Agreement and the Certificate of Designations (if applicable) and performance of its obligations hereunder and thereunder, and (if applicable) the issuance and delivery of the Magellan Preferred Stock or the Magellan Common Stock, as applicable, as contemplated hereunder and under the Tellurian Charter, will not (i) result in a violation of Magellan’s Certificate of Incorporation (as amended, the “Charter”), Magellan’s Bylaws (as amended, the “Bylaws”) or any other organizational document of Magellan or any of its subsidiaries, (ii) result in a violation of any applicable Law, any rule or regulation of any self-regulatory organization or other nongovernmental regulatory authority, or any material order, injunction, judgment or decree of any Governmental Authority, (iii) conflict with, result in a breach of, or constitute (or, with due notice or lapse of time or both, constitute) a default under, or give rise to any right of termination, acceleration or cancellation under, any material indenture, agreement, contract, license, arrangement, understanding, evidence of indebtedness, note, lease or other instrument to which Magellan, any of its subsidiaries or any of their respective properties or assets is bound, (iv) result in the creation or imposition of any material Lien upon Magellan, any of its subsidiaries or any of their material properties or assets or (v) require any consent, approval, notification, waiver or other similar action from any third party. No provision of this Agreement or the Certificate of Designations (if applicable) violates, conflicts with, results in a breach of or constitutes (or, with due notice or lapse of time or both, would constitute) a default by any other party under any material indenture, agreement, contract, license, arrangement, understanding, evidence of indebtedness, note, lease or other instrument to which Magellan or any of its subsidiaries is a party. The issuance and sale of the Tellurian Preferred does not, and the issuance of Magellan Common Stock or Magellan Preferred Stock, as applicable, in exchange for the Tellurian Preferred as contemplated by the Tellurian Charter (such Magellan Common Stock or Magellan Preferred Stock, the “Conversion Shares”) will not upon such issuance, contravene NASDAQ rules and regulations.

(c) All representations and warranties of Magellan set forth in the Agreement and Plan of Merger dated as of August 2, 2016 by and among Tellurian, Magellan and a wholly-owned subsidiary of Magellan (as amended by the amendment thereto dated November 23, 2016, the “Magellan Merger Agreement”) are, subject to disclosures made in the disclosure schedules, true and correct in all material respects and there has been no material breach or default thereof (or with due notice or lapse of time or both, no occurrence that would constitute a material breach or default thereof).

(d) True, correct and complete copies of the Charter, the Bylaws and the other organizational documents of Magellan have been provided to Purchaser. All such organizational documents have been duly adopted, duly authorized, executed and delivered by the parties thereto and are valid and legally binding agreements of Magellan, enforceable against Magellan in accordance with their respective terms except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application related to the enforcement of creditors’ rights generally and general principles of equity.

(e) Subject to the accuracy of Purchaser’s representations and warranties set forth in the Tellurian Purchase Agreement at all relevant times, no registration or filing with, or consent or approval of or other action by, any Governmental Authority or any third party is or will be necessary for Magellan’s valid execution, delivery and performance of this Agreement, the Certificate of Designations (if applicable), the consummation of the transactions contemplated hereby and thereby or the issuance and delivery of the Conversion Shares contemplated hereby and thereby, other than the filing of the Certificate of Designations with the Delaware Secretary of State or those (i) which have previously been obtained or made, (ii) required by the Securities and Exchange Commission in connection with Magellan’s obligations under the Registration Rights Agreement to be entered into in accordance with Section 26 of the Tellurian Purchase Agreement or (iii) required under the state securities or “Blue Sky” Laws, which will be obtained or made, and will be effective within the time periods required by law. Subject to the accuracy of Purchaser’s representations and warranties set forth in the Tellurian Purchase Agreement at all relevant times, the issuance and delivery of the Conversion Shares to Purchaser as contemplated hereby will be exempt from the registration requirements of the Securities Act, and neither Magellan nor, to Magellan’s knowledge, any Person acting on its behalf, has taken nor will take any action hereafter that would cause the loss of such exemption.

(f) All corporate action required to be taken by Magellan or any of its shareholders for the authorization, issuance and delivery of the Conversion Shares contemplated hereby, the execution and delivery of this Agreement and the Certificate of Designations (if applicable) and the consummation of the transactions contemplated hereby and thereby have been validly taken other than (i) the vote of Magellan’s shareholders to approve the transactions contemplated by the Merger Agreement and (ii) the filing of the Certificate of Designations with the Delaware Secretary of State. This Agreement and the Certificate of Designations (if applicable) has been duly executed and delivered by Magellan and constitutes the legal, valid and binding obligation of Magellan, enforceable against Magellan in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application related to the enforcement of creditors’ rights generally and general principles of equity.

(g) Magellan’s authorized capital stock consists of 50,000,000 shares of Preferred Stock, par value $0.01 per share (“Magellan Preferred Stock”), of which 5,467,851 shares have been designated Series B Convertible Preferred Stock, and 300,000,000 shares of Common Stock, par value $0.01 per share (“Magellan Common Stock”). On the date hereof, 5,879,610 shares of Magellan Common Stock and zero shares of Magellan Preferred Stock were issued and outstanding.

(h) All of the outstanding shares of Magellan Common Stock have been duly authorized, are validly issued, fully paid, and nonassessable, and have been issued in compliance with all applicable laws, rules and regulations, and are not subject to any preemptive rights. There are no preemptive rights to purchase any securities of Magellan or any of its subsidiaries. Except (i) for 90,350 shares of Magellan Common Stock issuable to the former owners of the membership interests in Nautilus Technical Group LLC and Eastern Rider LLC pursuant to the purchase and sale agreement, effective as of September 30, 2016, by and among Magellan and the former owners of the membership interests in Nautilus Technical Group LLC and Eastern Rider LLC and (ii) as set forth in Section 3.2 of the Magellan Merger Agreement and the corresponding disclosure schedule, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of Magellan Common Stock, Magellan Preferred Stock or other securities of Magellan or any of its subsidiaries. If the Purchased Shares are exchanged for Magellan Preferred Stock, at the time of such exchange there will be no equity interests in Magellan that are senior, in right of distribution or liquidation, to such Magellan Preferred Stock and there will be no equity interests in Magellan that are pari passu, in right of distribution or liquidation, to such Magellan Preferred Stock except those that would have been permitted by the Certificate of Designations if the Certificate of Designations had been in effect at all times.

(i) The Conversion Shares have been duly authorized and, when issued in accordance with the Tellurian Charter, the Charter, this Agreement and, if applicable, the Certificate of Designations, will be duly and validly issued, fully paid and nonassessable shares of Magellan Preferred Stock or Magellan Common Stock, as applicable, and will be free and clear of all Liens, other than Liens that were created by Purchaser and restrictions on transfer imposed by the Securities Act and/or applicable state securities laws. Neither the issuance or delivery of any Conversion Shares is subject to any preemptive or other purchase right of Magellan’s stockholders or to any right of first refusal or other right in favor of any Person, or will result in any anti-dilution adjustment or other similar adjustment to any of Magellan’s outstanding securities. Any Person with any right (other than Purchaser) to purchase securities of Magellan, which would be triggered as a result of the transactions contemplated under this Agreement or the exchange of the Tellurian Preferred for Conversion Shares, has waived such rights.

(j) Except as described in the Charter or imposed by applicable law, there are no restrictions upon the voting or transfer of, any equity interests of Magellan. Except for such rights that have been waived, neither the issuance nor delivery of the Conversion Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any equity interests of Magellan. Magellan will not grant (other than as disclosed in Section 4(k) of the Company Disclosure Schedule to the Tellurian Purchase Agreement) any registration rights to any Person that would provide such Person priority over the Purchaser’s rights with respect to any “Piggyback Registration” (as such term or a similar term is defined in the Registration Rights Agreement to be entered into in accordance with Section 26 of the Tellurian Purchase Agreement).

(k) Neither Magellan nor any of its subsidiaries is, and immediately after the issuance of any Conversion Shares none of Magellan nor any of its subsidiaries will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(l) Magellan and, to Magellan’s knowledge, Magellan’s directors and officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(m) To Magellan’s knowledge, neither Magellan nor any of its subsidiaries has since January 1, 2010, directly or indirectly, (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any Governmental Authority of any jurisdiction or (ii) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is or would be prohibited under any applicable Anti-Corruption Laws (as defined below) of any relevant jurisdiction covering a similar subject matter as in effect on or prior to the Effective Date applicable to Magellan and its subsidiaries and their respective operations, except as would not constitute a material and adverse effect. Magellan has instituted and maintained policies and procedures designed to ensure compliance with such Laws.

(n) To Magellan’s knowledge and except as would not constitute a material and adverse effect, none of Magellan, any of its subsidiaries or any of its affiliates, nor any of their respective directors, officers, employees, agents or other representatives, or anyone acting on behalf of any of the foregoing, is aware of or has taken, since January 1, 2010, any action, directly or indirectly, that would result in a violation of the Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or any analogous anticorruption Laws applicable to Magellan, any of its subsidiaries or any of its affiliates as applicable (collectively, “Anti-Corruption Laws”), including offering, paying, promising to pay or authorizing the payment of money or anything of value to a foreign governmental official or any other Person while knowing or having a reasonable belief that all or some portion of it would be given to a foreign governmental official and used for the purpose of (i) influencing any act or decision of a foreign governmental official or other Person, including a decision to fail to perform official functions, (ii) inducing any foreign governmental official or other Person to do or omit to do any act in violation of the lawful duty of such official, (iii) securing any improper advantage, or (iv) inducing any foreign governmental official to use influence with any Governmental Authority in order to affect any act or decision of such Governmental Authority, in order to assist Magellan, any of its subsidiaries or any of its affiliates in obtaining or retaining business with, or directing business to, any Person, in each case, in violation of any applicable Anti-Corruption Laws.

(o) No proceeding by or before any Governmental Authority involving Magellan, any of its subsidiaries or any of its affiliates, or, to Magellan’s knowledge, any of their respective directors, officers, employees, or agents, or anyone acting on behalf of the foregoing, with respect to any applicable Anti-Corruption Laws is pending or, to Magellan’s knowledge, threatened. Since January 1, 2010, no civil or criminal penalties have been imposed on Magellan, any of its subsidiaries or any of its affiliates with respect to violations of any applicable Anti-Corruption Law, nor have any disclosures been submitted to any Governmental Authority with respect to violations of the Anti-Corruption Laws.

(p) Except as would not constitute a material and adverse effect, the operations of Magellan and its subsidiaries are and have been, since January 1, 2010, conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving Magellan or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to Magellan’s knowledge, threatened.

(q) To Magellan’s knowledge, there are no material impediments (other than approval by Tellurian’s shareholders and Magellan’s shareholders and resolving all outstanding comments from the SEC with respect to the Registration Statement on Form S-4 filed in connection with the Magellan Merger Agreement) to the consummation of the transactions contemplated by the Magellan Merger Agreement. In Magellan’s reasonable belief, the outstanding comments from the SEC with respect to the Registration Statement are not material in nature and neither those comments nor the other conditions precedent set forth in the Magellan Merger Agreement (other than the respective shareholder votes) are expected to materially impede or impact the transactions contemplated by the Magellan Merger Agreement.

(r) Magellan shall use its commercially reasonable efforts to expeditiously consummate the transactions contemplated by the Magellan Merger Agreement.

5. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Magellan that all of Purchaser’s representations and warranties contained within Section 5 of the Tellurian Purchase Agreement are true and correct.

6. Legend. Until such time as the Conversion Shares have been sold pursuant to an effective registration statement under the Securities Act, or the Conversion Shares are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, any certificate(s) representing the Conversion Shares will be imprinted (and any Conversion Shares issued in book entry form will have a notation in the Magellan’s stock transfer records) with a legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

In connection with a sale of Conversion Shares in reliance on Rule 144 promulgated under the Securities Act, Purchaser or its broker shall deliver to Magellan a broker representation letter providing to Magellan any information Magellan deems necessary to determine that such sale is made in compliance with Rule 144 promulgated under the Securities Act, including, as may be appropriate, a certification that Purchaser is not an affiliate of Magellan (as defined in Rule 144 promulgated under the Securities Act) and a certification as to the length of time the applicable equity interests have been held. Upon receipt of such representation letter, Magellan shall promptly remove the restrictive legend, and Magellan shall bear all costs associated with the removal of such legend. At such time as the Conversion Shares have been sold pursuant to an effective registration statement under the Securities Act or have been held by Purchaser for more than one year where Purchaser is not, and has not been in the preceding three months, an affiliate of Magellan (as defined in Rule 144 promulgated under the Securities Act), if the restrictive legend is still in place, Magellan agrees, upon request of Purchaser, to take all steps necessary to promptly effect the removal of such legend, and Magellan shall bear all costs associated with such removal of such legend. Magellan shall cooperate with Purchaser to effect the removal of such legend at any time such legend is no longer appropriate.

7. Tax Treatment of Conversion or Exchange. Magellan and Purchaser intend to treat any conversion or exchange of Tellurian Preferred as occurring pursuant to a transaction qualifying for nonrecognition of gain or loss pursuant to Section 368 of the Internal Revenue Code of 1986, as amended, except as otherwise required by applicable law. Magellan agrees to use commercially reasonable efforts to facilitate such nonrecognition treatment.

8. Indemnification.

(a) All representations, warranties, covenants and agreements contained herein and all related rights to indemnification shall survive the consummation of the transactions contemplated hereby.

(b) Subject to the other terms and conditions of this Section 8, Magellan shall defend, indemnify and hold harmless Purchaser, its affiliates and their respective stockholders, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements, arising from or relating to (i) any inaccuracy in or breach of any of the representations or warranties of Magellan contained in this Agreement or any document to be delivered hereunder or (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Magellan pursuant to this Agreement or any document to be delivered hereunder.

(c) Subject to the other terms and conditions of this Section 8, Purchaser shall defend, indemnify and hold harmless Magellan, its affiliates and their respective stockholders, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements, arising from or relating to (i) any inaccuracy in or breach of any of the representations or warranties of Purchaser contained in this Agreement or any document to be delivered hereunder or (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Purchaser pursuant to this Agreement or any document to be delivered hereunder.

(d) Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”), but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Any such notice shall state the nature and the basis of such claim to the extent then known. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim, action, suit, proceeding or governmental investigation by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such claim, action, suit, proceeding or governmental investigation with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such claim, action, suit, proceeding or governmental investigation, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such claim, action, suit, proceeding or governmental investigation, the Indemnified Party may, but shall not be obligated to, defend against such claim, action, suit, proceeding or governmental investigation in such manner as it may deem appropriate, including settling such claim, action, suit, proceeding or governmental investigation, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any claim, action, suit, proceeding or governmental investigation without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

9. Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or described herein or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such announcement.

10. Certain Defined Terms. The following capitalized terms shall have the following definitions for purposes of this Agreement:

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Lien” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other similar encumbrance.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Sections and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement, and the Exhibits attached hereto, and all such Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation.”

11. Waiver, Amendment. Neither this Agreement nor any provision hereof shall be modified, waived, changed, discharged or terminated except by an instrument in writing, signed by both parties (in the case of a modification) or, in all other cases, the party against whom any waiver, change, discharge or termination is sought.

12. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other party.

13. Waiver of Jury Trial. THE PARTIES HERETO IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

14. Submission to Jurisdiction. With respect to any suit, action or proceeding arising out of or relating to this Agreement (“Proceedings”), each party hereto irrevocably submits to the jurisdiction of the federal or state courts located in Harris County, Texas, which submission shall be exclusive unless none of such courts has lawful jurisdiction over such Proceedings.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

16. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

18. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If to Magellan:	Magellan Petroleum Corporation 1775 Sherman Street, Suite 1950 Denver, Colorado 80203 Attn: Antoine Lafargue E-mail: alafargue@magellanpetroleum.com

If to Purchaser:	GE Oil & Gas, Inc. 4424 West Sam Houston Parkway North, Suite 100 Houston, Texas 77041 Attn: Victoria Lazar E-mail: victoria.lazar@ge.com

with a copy (which shall not constitute notice) to:	Sidley Austin LLP 1000 Louisiana Street, Suite 6000 Houston, Texas 77002 Attn: Cliff W. Vrielink E-mail: cvrielink@sidley.com

19. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than Magellan and Purchaser, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

20. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

21. Entire Agreement. This Agreement (together with the Transaction Documents (as defined in the Purchase Agreement) and the Certificate of Designations (if applicable)) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to in this Agreement, the Transaction Documents and the Certificate of Designations (if applicable), with respect to the rights granted by Magellan or any of its affiliates or Purchaser or any of its affiliates. This Agreement, the Transaction Documents and the Certificate of Designations (if applicable) supersede all prior agreements and understandings among the parties with respect to such subject matter.

22. No Recourse Against Others. All claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with or relate in any manner to this Agreement, the Certificate of Designations (if applicable) and the Transaction Documents, or the negotiation, execution or performance of this Agreement, the Certificate of Designations (if applicable) and the Transaction Documents (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) Magellan and Purchaser and any other Person expressly party thereto. No Person other than the Persons expressly party thereto, including no member, partner, stockholder, affiliate or representative thereof, nor any member, partner, stockholder, affiliate or representative of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to this Agreement, the Certificate of Designations (if applicable) and the Transaction Documents or based on, in respect of or by reason of this Agreement, the Certificate of Designations (if applicable) and the Transaction Documents or their negotiation, execution, performance or breach; and, to the maximum extent permitted by Law, each of Magellan and its subsidiaries hereby waives and releases all such liabilities, claims, causes of action and obligations against any such third Person.

23. Transaction Expenses. Magellan and Purchaser will each pay for their own transaction expenses related to this Agreement, the Certificate of Designations (if applicable) and the issuance of the Conversion Shares.

24. Certain Magellan Agreements. If the transactions contemplated by the Magellan Merger Agreement have closed, then promptly after such closing, Magellan shall execute and deliver (and Purchaser will execute and deliver) a customary Registration Rights Agreement that includes, among other provisions, the terms set forth in Exhibit C.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

By:	/s/ Antoine J. Lafargue
Name:	Antoine J. Lafargue
Title:	President, Chief Executive Officer

GE OIL & GAS, INC.

By:	/s/ Maria C. Borras
Name:	Maria C. Borras
Title:	Chief Commercial Officer

[Signature Page to Guaranty and Support Agreement]

EXHIBIT A

Preferred Stock Purchase Agreement

[See attached]

PREFERRED STOCK PURCHASE AGREEMENT

THE PREFERRED SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF SUCH SECURITIES DESCRIBED HEREIN.

This Series A Preferred Stock Purchase Agreement (this “Agreement”) is dated as of November 23, 2016 (the “Effective Date”) and is between Tellurian Investments Inc., a Delaware corporation (the “Company”), and GE Oil & Gas, Inc., a Delaware corporation (“Purchaser”).

1. Certain Defined Terms. Certain defined terms are set forth in Section 22.

2. Securities Purchase. Subject to the terms and conditions of this Agreement, Purchaser hereby purchases, and the Company hereby sells and issues to Purchaser, 5,467,851 shares of Series A Preferred Stock of the Company (the “Purchased Shares”) for the aggregate purchase price of $25,000,000. Purchaser understands that the offering and sale of the Purchased Shares is being made by the Company without registration of the Purchased Shares under the Securities Act or any securities law of any state of the United States or of any other jurisdiction, and is being made by the Company in reliance on the representations and warranties made in this Agreement by Purchaser.

3. Payment for Securities; Delivery of Certificate. Contemporaneously with the execution and delivery of this Agreement, (a) payment for the Purchased Shares has been made by Purchaser via wire transfer of immediately available funds and (b) the Company has delivered evidence that the Company has made appropriate book entry notation reflecting the issuance of the Purchased Shares or a certificate representing the Purchased Shares to Purchaser, including, in either case, an appropriate notation or legend referring to the fact that the Purchased Shares were sold in reliance upon an exemption from registration under the Securities Act.

4. Representations, Warranties and Covenants of the Company. As of the date of this Agreement, the Company represents, warrants and, as applicable, covenants to Purchaser that:

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing in any jurisdiction other than Delaware could not reasonably be expected to materially and adversely affect the Company. The Company and its subsidiaries have the requisite corporate power and authority to own and hold their properties and to carry on their business as now conducted and as proposed to be conducted, to execute, deliver and perform the Transaction Documents to which they are parties, and to issue, sell and deliver the Purchased Shares.

(b) The Company’s execution and delivery of the Transaction Documents and performance of its obligations hereunder and thereunder, the consummation of the transactions contemplated hereby and thereby, issuance, sale and delivery of the Purchased Shares, and application of the proceeds thereof will not (i) result in a violation of the Company’s Amended and Restated Certificate of Incorporation (as amended, the “Charter”), the Company’s Bylaws (as amended, the “Bylaws”) or any other organizational document of the Company or any of its subsidiaries, (ii) result in a violation of any applicable Law, any rule or regulation of any self-regulatory organization or other nongovernmental regulatory authority, or any material order, injunction, judgment or decree of any Governmental Authority, (iii) conflict with, result in a breach of, or constitute (or, with due notice or lapse of time or both, constitute) a default under, or give rise to any right of termination, acceleration or cancellation under, any material indenture, agreement, contract, license, arrangement, understanding, evidence of indebtedness, note, lease or other instrument to which the Company, any of its subsidiaries or any of their respective properties or assets is bound, (iv) result in the creation or imposition of any material Lien upon the Company, any of its subsidiaries or any of their material properties or assets or (v) require any consent, approval, notification, waiver or other similar action from any third party. No provision of the Transaction Documents violates, conflicts with, results in a breach of or constitutes (or, with due notice or lapse of time or both, would constitute) a default by any other party under any material indenture, agreement, contract, license, arrangement, understanding, evidence of indebtedness, note, lease or other instrument to which the Company or any of its subsidiaries is a party. The issuance and sale of the Purchased Shares does not, and the issuance of Common Stock upon conversion of the Purchased Shares (or the issuance of Magellan Common Stock or Magellan Preferred Stock, as applicable, upon exchange of the Preferred Stock) will not upon any such issuance, contravene NASDAQ rules and regulations.

(c) Section 4(c) of the Company Disclosure Schedule sets forth a true and complete list of each of the Company’s subsidiaries and each such subsidiary’s jurisdiction of incorporation or organization. Each subsidiary of the Company is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing in any jurisdiction other than its jurisdiction of organization could not reasonably be expected to materially and adversely affect such subsidiary. The Company, directly or indirectly, owns 100% of the equity interests of each subsidiary of the Company, free and clear of all Liens.

2

(d) True, correct and complete copies of the Charter, the Bylaws and the other organizational documents of the Company and its subsidiaries are attached to Section 4(d) of the Company Disclosure Schedule. All such organizational documents have been, and in the case of the Charter upon consummation of the transactions contemplated hereby will be, duly authorized, executed and delivered by the parties thereto and are, and in the case of the Charter upon consummation of the transactions contemplated hereby will be, valid and legally binding agreements of the Company and its affiliates, enforceable against such Person in accordance with their respective terms except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application related to the enforcement of creditors’ rights generally and general principles of equity.

(e) Subject to the accuracy of Purchaser’s representations and warranties set forth in Section 5, no registration or filing with, or consent or approval of or other action by, any Governmental Authority or any third party is or will be necessary for the Company’s valid execution, delivery and performance of the Transaction Documents, the consummation of the transactions contemplated hereby or thereby or the issuance, sale and delivery of the Purchased Shares, other than those (i) which have previously been obtained or made, (ii) required by the Securities and Exchange Commission in connection with the Company’s obligations under the Registration Rights Agreement entered into in accordance with Section 26 or (iii) required under the state securities or “Blue Sky” Laws, which will be obtained or made, and will be effective within the time periods required by law. Subject to the accuracy of Purchaser’s representations and warranties set forth in Section 5, the issuance, sale and delivery of the Purchased Shares to Purchaser pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither the Company nor, to the Company’s knowledge, any Person acting on its behalf, has taken nor will take any action hereafter that would cause the loss of such exemption.

(f) All corporate action required to be taken by the Company or any of its shareholders for the authorization, issuance, sale and delivery of the Purchased Shares, the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby shall have been validly taken. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application related to the enforcement of creditors’ rights generally and general principles of equity.

(g) The Company’s authorized capital stock consists of 205,467,851 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”), of which 5,467,851

3

shares have been designated Series A Preferred Stock, and 200,000,000 shares of Common Stock of the Company, par value $0.001 per share (“Common Stock”). Immediately prior to the execution and delivery of this Agreement, 109,406,000 shares of Common Stock and zero shares of Series A Preferred Stock were issued and outstanding.

(h) All of the outstanding shares of Common Stock have been duly authorized, are validly issued, fully paid, and nonassessable, and have been issued in compliance with all applicable laws, rules and regulations, and are not subject to any preemptive rights. There are no preemptive rights to purchase any securities of the Company or any of its subsidiaries. Except as set forth in Section 4(h) of the Company Disclosure Schedule, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of Common Stock or other securities of the Company or any of its subsidiaries. There are no equity interests in the Company that are senior to or pari passu with, in right of distribution or liquidation, the Purchased Shares and, if the Purchased Shares are exchanged for Magellan Preferred Stock, at the time of such exchange there will be no equity interests in Magellan Petroleum that are senior, in right of distribution or liquidation, to such Magellan Preferred Stock and there will be no equity interests in Magellan Petroleum that are pari passu, in right of distribution or liquidation, to such Magellan Preferred Stock except those that would have been permitted by the certificate of designation of such Magellan Preferred Stock if such certificate of designation had been in effect at all times.

(i) The Purchased Shares have been duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable shares of Series A Preferred Stock and will be free and clear of all Liens, other than Liens that were created by Purchaser and restrictions on transfer imposed by this Agreement, the Securities Act and applicable state securities laws. None of issuance, sale or delivery of the Purchased Shares is subject to any preemptive or other purchase right of the Company’s stockholders or to any right of first refusal or other right in favor of any Person. The consummation of the transactions contemplated hereunder will not result in any anti-dilution adjustment or other similar adjustment to any of the Company’s outstanding securities. Any Person with any right (other than Purchaser) to purchase securities of the Company, which would be triggered as a result of the transactions contemplated under this Agreement, has waived such rights.

(j) Upon issuance in accordance with this Agreement and the Charter, any shares of Common Stock into which the Purchased Shares are converted (or shares of Magellan Common Stock or Magellan Preferred Stock for which the Purchased Shares are exchanged) will be duly authorized, duly and validly issued, fully paid and nonassessable and will be free and clear of all Liens, other than Liens that were created by Purchaser and restrictions on transfer imposed by this Agreement, the Securities Act and applicable state securities laws.

4

(k) Except as described in the Charter, there are no restrictions upon the voting or transfer of, any equity interests of the Company. Except for such rights that have been waived, the offering and sale of the Purchased Shares as contemplated by this Agreement does not give rise to any rights for or relating to the registration of any equity interests of the Company. The Company has not granted, will not grant and will cause Magellan Petroleum not to grant (other than as disclosed in Section 4(k) of the Company Disclosure Schedule) any registration rights to any Person that would provide such Person priority over the Purchaser’s rights with respect to any “Piggyback Registration” (as such term or a similar term is defined in the Registration Rights Agreement to be entered into pursuant to Section 26).

(l) Neither the Company nor any of its subsidiaries is, and immediately after the sale of the Purchased Shares hereunder and the application of the net proceeds from such sale none of the Company nor any of its subsidiaries will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(m) No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Company, any of its subsidiaries or Purchaser with respect to the sale of any of the Purchased Shares or the consummation of the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of the Company or any of its affiliates.

(n) The Company shall use the net proceeds from Purchaser’s purchase of the Purchased Shares to fund capital expenses and other costs related to the Company’s development, through its wholly owned subsidiaries, Driftwood LNG LLC and Driftwood LNG Pipeline LLC, of an up to 26 million tonnes per annum LNG liquefaction facility and related pipeline in Calcasieu Parish, Louisiana, with estimated construction costs of $450 to $550 per tonne, before owners’ cost, pipeline cost, financing cost, and contingencies, and an expected commercial operation date in 2022 (the “Driftwood LNG Project”), and general corporate purposes.

(o) To the Company’s knowledge, all representations and warranties set forth in the Magellan Merger Agreement are true and correct in all material respects and there has been no breach or default thereof (or with due notice or lapse of time or both, no occurrence that would constitute a breach or default thereof).

(p) Except as set forth in Section 4(p) of the Company Disclosure Schedule, there are no actions, suits, claims, investigations, orders, injunctions or proceedings pending or, to the Company’s knowledge, threatened or contemplated, to which the Company, any of its subsidiaries or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any Governmental Authority, or before or by any self-regulatory organization or other nongovernmental regulatory authority.

5

(q) The Company and, to the Company’s knowledge, the Company’s directors and officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(r) To the Company’s knowledge, neither the Company nor any of its subsidiaries has since January 1, 2010, directly or indirectly, (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any Governmental Authority of any jurisdiction or (ii) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is or would be prohibited under any applicable Anti-Corruption Laws (as defined below) of any relevant jurisdiction covering a similar subject matter as in effect on or prior to the Effective Date applicable to the Company and its subsidiaries and their respective operations, except as would not constitute a material and adverse effect. The Company has instituted and maintained policies and procedures designed to ensure compliance with such Laws.

(s) To the Company’s knowledge and except as would not constitute a material and adverse effect, none of the Company, any of its subsidiaries or any of its affiliates, nor any of their respective directors, officers, employees, agents or other representatives, or anyone acting on behalf of any of the foregoing, is aware of or has taken, since January 1, 2010, any action, directly or indirectly, that would result in a violation of the Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or any analogous anticorruption Laws applicable to the Company, any of its subsidiaries or any of its affiliates as applicable (collectively, “Anti-Corruption Laws”), including offering, paying, promising to pay or authorizing the payment of money or anything of value to a foreign governmental official or any other Person while knowing or having a reasonable belief that all or some portion of it would be given to a foreign governmental official and used for the purpose of (i) influencing any act or decision of a foreign governmental official or other Person, including a decision to fail to perform official functions, (ii) inducing any foreign governmental official or other Person to do or omit to do any act in violation of the lawful duty of such official, (iii) securing any improper advantage, or (iv) inducing any foreign governmental official to use influence with any Governmental Authority in order to affect any act or decision of such Governmental Authority, in order to assist the Company, any of its subsidiaries or any of its affiliates in obtaining or retaining business with, or directing business to, any Person, in each case, in violation of any applicable Anti-Corruption Laws.

(t) No proceeding by or before any Governmental Authority involving the Company, any of its subsidiaries or any of its affiliates, or any of their respective directors, officers, employees, or agents, or anyone acting on behalf of the the foregoing, with respect to any applicable Anti-Corruption Laws is pending or, to the Company’s knowledge, threatened. Since January 1, 2010, no civil or criminal penalties have been

6

imposed on the Company, any of its subsidiaries or any of its affiliates with respect to violations of any applicable Anti-Corruption Law, nor have any disclosures been submitted to any Governmental Authority with respect to violations of the Anti-Corruption Laws.

(u) Except as would not constitute a material and adverse effect, the operations of the Company and its subsidiaries are and have been, since January 1, 2010, conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(v) To the Company’s knowledge, there are no material impediments (other than approval by the Company’s shareholders and Magellan Petroleum’s shareholders and resolving all outstanding comments from the SEC with respect to the Registration Statement) to the consummation of the transactions contemplated by the Magellan Merger Agreement. In the Company’s reasonable belief, the outstanding comments from the SEC with respect to the Registration Statement are not material in nature and neither those comments nor the other conditions precedent set forth in the Magellan Merger Agreement (other than the respective shareholder votes) are expected to materially impede or impact the transactions contemplated by the Magellan Merger Agreement.

(w) Purchaser has reviewed the materials set forth on and described in Section 4(w) of the Company Disclosure Schedule (such materials, the “Evaluation Materials”). Purchaser has not been furnished any materials relating to the offering or sale of the Purchased Shares other than the Transaction Documents and the Evaluation Materials, and has relied only on the information contained in the Transaction Documents or contained in or referred to in the Evaluation Materials. To the Company’s knowledge, none of the Evaluation Materials contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

(x) The Company shall use its commercially reasonable efforts to expeditiously consummate the transactions contemplated by the Magellan Merger Agreement.

5. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company that:

(a) Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

7

(b) Purchaser has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof.

(c) Purchaser is familiar with the business and financial condition and operations of the Company. Purchaser has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares to be purchased under this Agreement. Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the Company and its business, as well as the terms and conditions of the offering of the Purchased Shares, and to obtain additional information necessary to verify any information furnished to Purchaser or to which Purchaser had access.

(d) The Purchased Shares are being acquired for its own account for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.

(e) Purchaser understands that (i) the Purchased Shares and any securities into which the Purchased Shares are convertible, or for which the Purchased Shares are exchangeable (in each case, the “Conversion Shares”), have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, (ii) the Purchased Shares and, upon conversion thereof or exchange therefor, the Conversion Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, and (iii) the Purchased Shares and the Conversion Shares will bear the legend to such effect set forth in Section 6.

(f) Purchaser is aware that the Company has entered into a merger agreement (as amended, the “Magellan Merger Agreement”) with Magellan Petroleum Corporation (“Magellan Petroleum”) pursuant to which the Company and Magellan Petroleum have filed with the SEC a Registration Statement on Form S-4 (as amended, the “Registration Statement”), which Registration Statement was initially filed on October 3, 2016. Representatives of Purchaser began discussions regarding the potential for the investment represented by this Agreement with representatives of the Company before August 2016; accordingly, Purchaser’s purchase of the Purchased Shares was not solicited by the Registration Statement but rather by a pre-existing relationship with the Company.

(g) Each Transaction Document to which it is a party constitutes Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or

8

similar laws of general application related to the enforcement of creditors’ rights generally and general principles of equity. Purchaser has full power and authority to enter into the Transaction Documents to which it is a party.

(h) Purchaser it is not relying on any communication (written or oral) of or on behalf of the Company as investment advice or as a recommendation to purchase the Purchased Shares.

(i) The Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Purchased Shares. In deciding to purchase the Purchased Shares, the undersigned is not relying on the advice or recommendations of the Company and the undersigned has made its own independent decision that the investment in the Purchased Shares is suitable and appropriate for the undersigned.

6. Legend. Until such time as the Purchased Shares and any Conversion Shares, as applicable, have been sold pursuant to an effective registration statement under the Securities Act, or the Purchased Shares or Conversion Shares, as applicable, are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, any certificate(s) representing the Purchased Shares sold pursuant to this Agreement and any Conversion Shares, as applicable, will be imprinted (and any Purchased Shares issued in book entry form will have a notation in the Company’s stock transfer records) with a legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

In connection with a sale of Purchased Shares or Conversion Shares, as applicable, in reliance on Rule 144 promulgated under the Securities Act, Purchaser or its broker shall deliver to the Company a broker representation letter providing to the Company any

9

information the Company deems necessary to determine that such sale is made in compliance with Rule 144 promulgated under the Securities Act, including, as may be appropriate, a certification that Purchaser is not an affiliate of the Company (as defined in Rule 144 promulgated under the Securities Act) and a certification as to the length of time the applicable equity interests have been held. Upon receipt of such representation letter, the Company shall promptly remove the restrictive legend, and the Company shall bear all costs associated with the removal of such legend. At such time as the Purchased Shares or Conversion Shares have been sold pursuant to an effective registration statement under the Securities Act or have been held by Purchaser for more than one year where Purchaser is not, and has not been in the preceding three months, an affiliate of the Company (as defined in Rule 144 promulgated under the Securities Act), if the restrictive legend is still in place, the Company agrees, upon request of Purchaser, to take all steps necessary to promptly effect the removal of such legend, and the Company shall bear all costs associated with such removal of such legend. The Company shall cooperate with Purchaser to effect the removal of such legend at any time such legend is no longer appropriate.

7. Tax Treatment of Conversion or Exchange. The Company and the Purchaser intend to treat any conversion or exchange of the Purchased Shares as occurring pursuant to a transaction qualifying for nonrecognition of gain or loss pursuant to Section 368 of the Internal Revenue Code of 1986, as amended, except as otherwise required by applicable law. The Company agrees to use commercially reasonable efforts to facilitate such nonrecognition treatment.

8. Indemnification.

(a) All representations, warranties, covenants and agreements contained herein and all related rights to indemnification shall survive the consummation of the transactions contemplated hereby.

(b) Subject to the other terms and conditions of this Section 8, the Company shall defend, indemnify and hold harmless Purchaser, its affiliates and their respective stockholders, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements, arising from or relating to (i) any inaccuracy in or breach of any of the representations or warranties of the Company contained in this Agreement or any document to be delivered hereunder or (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company pursuant to this Agreement or any document to be delivered hereunder.

(c) Subject to the other terms and conditions of this Section 8, Purchaser shall defend, indemnify and hold harmless the Company, its affiliates and their respective stockholders, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and

10

disbursements, arising from or relating to (i) any inaccuracy in or breach of any of the representations or warranties of Purchaser contained in this Agreement or any document to be delivered hereunder or (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Purchaser pursuant to this Agreement or any document to be delivered hereunder.

(d) Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”), but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Any such notice shall state the nature and the basis of such claim to the extent then known. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim, action, suit, proceeding or governmental investigation by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such claim, action, suit, proceeding or governmental investigation with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such claim, action, suit, proceeding or governmental investigation, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such claim, action, suit, proceeding or governmental investigation, the Indemnified Party may, but shall not be obligated to, defend against such claim, action, suit, proceeding or governmental investigation in such manner as it may deem appropriate, including settling such claim, action, suit, proceeding or governmental investigation, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any claim, action, suit, proceeding or governmental investigation without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

9. Confidentiality. This Agreement shall not impact the terms and provisions of that certain Confidentiality Agreement dated as of September 27, 2016, and such Confidentiality Agreement shall continue to be in full force and effect, pursuant to the terms and conditions thereof; provided, however, that Confidential Information (as such term is defined in such Confidentiality Agreement) only refers to information furnished by or on behalf of the Company prior to the Effective Date. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or described herein or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such announcement.

11

10. Waiver, Amendment. Neither this Agreement nor any provision hereof shall be modified, waived, changed, discharged or terminated except by an instrument in writing, signed by both parties (in the case of a modification) or, in all other cases, the party against whom any waiver, change, discharge or termination is sought.

11. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other party.

12. Waiver of Jury Trial. THE PARTIES HERETO IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

13. Submission to Jurisdiction. With respect to any suit, action or proceeding relating to any offers, purchases or sales of the Purchased Shares by the undersigned (“Proceedings”), each party hereto irrevocably submits to the jurisdiction of the federal or state courts located in Harris County, Texas, which submission shall be exclusive unless none of such courts has lawful jurisdiction over such Proceedings.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

15. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

17. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	Tellurian Investments Inc. 1201 Louisiana Street, Suite 3100 Houston, Texas 77002 Attn: General Counsel E-mail: daniel.belhumeur@tellurianinvestments.com

12

with a copy (which shall not constitute notice) to:	Akin Gump Strauss Hauer & Feld LLP 1111 Louisiana Street, 44th Floor Houston, Texas 77002 Attn: John Goodgame E-mail: jgoodgame@akingump.com

If to Purchaser:	GE Oil & Gas, Inc. 4424 West Sam Houston Parkway North, Suite 100 Houston, Texas 77041 Attn: Victoria Lazar E-mail: victoria.lazar@ge.com

with a copy (which shall not constitute notice) to:	Sidley Austin LLP 1000 Louisiana Street, Suite 6000 Houston, Texas 77002 Attn: Cliff W. Vrielink E-mail: cvrielink@sidley.com

18. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the Company and Purchaser, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

19. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

20. Entire Agreement. The Transaction Documents and the Magellan Guaranty are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to in the Transaction Documents and the Magellan Guaranty, with respect to the rights granted by the Company or any of its affiliates or Purchaser or any of its affiliates. The Transaction Documents and the Magellan Guaranty supersede all prior agreements and understandings among the parties with respect to such subject matter.

13

21. No Recourse Against Others. All claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with or relate in any manner to the Transaction Documents, or the negotiation, execution or performance of the Transaction Documents (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) the Company and Purchaser and any other Person expressly party thereto. No Person other than the Persons expressly party thereto, including no member, partner, stockholder, affiliate or representative thereof, nor any member, partner, stockholder, affiliate or representative of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the Transaction Documents or based on, in respect of or by reason of the Transaction Documents or their negotiation, execution, performance or breach; and, to the maximum extent permitted by Law, each of the Company and its subsidiaries hereby waives and releases all such liabilities, claims, causes of action and obligations against any such third Person.

22. Certain Defined Terms. The following capitalized terms shall have the following definitions for purposes of this Agreement:

“Company Disclosure Schedule” means that certain disclosure letter from the Company to Purchaser dated the same date as this Agreement delivered concurrently with the execution and delivery of this Agreement.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Lien” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other similar encumbrance.

“Magellan Common Stock” means the common stock, par value $0.01 per share, of Magellan Petroleum.

14

“Magellan Guaranty” means that certain Guaranty and Support Agreement dated the date hereof between Magellan Petroleum and Purchaser.

“Magellan Preferred Stock” means the series B preferred stock, par value $0.01 per share, of Magellan Petroleum contemplated by the Magellan Guaranty.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Transaction Documents” means this Agreement, the Charter and any other agreement entered into connection herewith or therewith.

The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Sections and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement, and the Exhibits attached hereto, and all such Exhibits attached hereto (as well as the Company Disclosure Schedule) are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation.”

23. GE Equipment & Services. During the period in which decisions are being made as to which equipment and assets will be procured for the LNG liquefaction facility constituting part of the Driftwood LNG Project and excluding the Driftwood pipeline (the “Facility”), with respect to any turbine, compressor, or other related equipment and service that is manufactured, produced or provided by Purchaser or any of its affiliates, (i) to the extent that the procurement of such equipment or service for the Facility will be a decision of the Company, (a) the Company will consider purchasing such equipment or service from Purchaser or its affiliate and (b) if the Company decides not to purchase such equipment or service from Purchaser or its affiliate, Purchaser will have the right to a last look (where “last look” shall mean that Company will promptly provide Purchaser with a reasonable explanation of the grounds for its decision) and Purchaser will have the right to promptly resubmit one bid to provide such equipment and service for the Company to evaluate prior to the Company making a final decision on the procurement of such equipment and services and (ii) if the procurement of such

15

equipment or service for the Facility is a decision of the Company’s contractor or its subcontractor, (a) the Company will consider recommending that such contractor or subcontractor purchase such equipment or service from Purchaser or its affiliate and (b) if the Company makes such a recommendation and the relevant contractor or subcontractor decides not to purchase such equipment or service from Purchaser or its affiliate, the Company will request that such contractor or subcontractor provide Purchaser with the right to a last look (where “last look” shall mean that such contractor or subcontractor will promptly provide Purchaser with a reasonable explanation of the grounds for its decision) and Company will request that such contractor or subcontractor provide Purchaser with the right to promptly resubmit one bid to provide such equipment and service for the Company and the contractor or subcontractor to evaluate prior to it making a final decision on the procurement of such equipment and services. This Section 22 shall terminate and be of no further force and effect from and after the tenth anniversary of the Effective Date.

24. Transaction Expenses. The Company and Purchaser will each pay for their own transaction expenses related to the Transaction Documents and the issuance of the Purchased Shares.

25. Certain Transactions. If at any time Charif Souki, Martin Houston or Meg Gentle sells, transfers or otherwise disposes of any Common Stock or any other equity security of Magellan Petroleum or the Company, then the Company will notify Purchaser of such transaction within four days of the Company’s knowledge of such sale, transfer or other disposition.

26. Certain Magellan Agreements. Contemporaneously with the execution and delivery of this Agreement, Magellan Petroleum has executed and delivered that certain Guaranty and Support Agreement dated as of the date hereof pursuant to which it has, among other things, contingent on the closing of the transactions contemplated by the Magellan Merger Agreement, guaranteed the performance of all obligations of the Company to the holders of Series A Preferred Stock of the Company. If the transactions contemplated by the Magellan Merger Agreement have closed, then promptly after such closing, the Company shall cause Magellan Petroleum to execute and deliver (and Purchaser will execute and deliver) a customary Registration Rights Agreement that includes, among other provisions, the terms set forth in Exhibit A.

[SIGNATURE PAGE FOLLOWS]

16

IN WITNESS WHEREOF, this Agreement has been signed by the parties hereto on the date first written above.

COMPANY:

TELLURIAN INVESTMENTS INC.

By:	/s/ Meg A. Gentle
Name:	Meg A. Gentle
Title:	President and Chief Executive Officer

PURCHASER:

GE OIL & GAS, INC.

By:	/s/ Maria C. Borras
Name:	Maria C. Borras
Title:	Chief Commercial Officer

[Signature page to Series A Preferred Stock Purchase Agreement]

EXHIBIT A

Registration Rights Agreement Terms

As soon as practicable following receipt of a request from Purchaser, Magellan Petroleum shall use its reasonable best efforts to (i) file a registration statement registering the sales of common shares to be issued upon conversion or exchange of the preferred shares, (ii) have the registration statement declared effective within 180 days after filing with the SEC and (iii) maintain the effectiveness of the registration statement for a period of two years. Purchaser shall also have customary piggyback rights, other than in connection with an underwriting that is solely a new equity issuance by Magellan Petroleum.

EXHIBIT B

Amended and Restated Certificate of Incorporation of Tellurian Investments Inc.

[See attached]

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TELLURIAN INVESTMENTS INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Tellurian Investments Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”).

DOES HEREBY CERTIFY:

1. The name of the corporation is Tellurian Investments Inc., and that this corporation was originally converted from a limited liability company to a corporation pursuant to the General Corporation Law on February 23, 2016 under the name Tellurian Investments Inc.

2. That the Board of Directors of this corporation duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST: The name of the corporation is Tellurian Investments Inc. (the “Corporation”)

SECOND: The registered office of the Corporation in the State of Delaware is located at 1675 South State Street, Suite B, in the City of Dover, County of Kent, 19901. The name of the registered agent of the Corporation at such address is Capitol Services, Inc.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the Delaware General Corporation Law. The Corporation will have perpetual existence. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 205,467,851 shares, divided into two classes consisting of (i) 200,000,000 shares of common stock, par value of $0.001 per share (“Common Stock”) and (ii) 5,467,851 shares of preferred stock, par value of $0.001 per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of the Series A Preferred Stock (which statement shall supersede any other provision of this Certificate of Incorporation or any other organizational document of the Corporation).

5,467,851 shares of the authorized and unissued Preferred Stock are hereby designated “Series A Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “sections” or “subsections” in this Article Fourth refer to sections and subsections of this Article Fourth.

1.	General.

(a) The shares of such series shall be designated the Series A Preferred Stock (hereinafter referred to as the “Series A Preferred Stock”).

(b) Each share of Series A Preferred Stock shall be identical in all respects with the other shares of Series A Preferred Stock.

(c) Shares of Series A Preferred Stock redeemed or purchased by the Corporation or converted into Common Stock, or exchanged for Magellan securities, shall be cancelled and shall revert to authorized but unissued Preferred Stock, undesignated as to series.

(d) In any case where any dividend payment date or redemption date shall not be a Business Day, then (notwithstanding any other provision of this Certificate of Incorporation) payment of dividends or redemption price need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the dividend payment date or redemption date; provided, however, that no interest shall accrue on such amount of dividends or redemption price for the period from and after such dividend payment date or redemption date, as the case may be.

2.	Dividends. So long as any shares of Series A Preferred Stock are outstanding:

(a) If the Magellan Merger Closing has not occurred, the Corporation shall neither pay nor declare any dividends, nor make any redemptions or repurchases (except as permitted by Section 4 and except ordinary course repurchases or deemed repurchases occurring in connection with the vesting or exercise of compensatory equity awards and related tax withholding), in respect of Common Stock, Preferred Stock, Junior Stock or any other class of stock; and

(b) If the Magellan Merger Closing has occurred, (i) the Corporation shall neither pay nor declare any dividends, nor make any redemptions or repurchases (except as permitted by Section 4 and except ordinary course repurchases or deemed repurchases occurring in connection with the vesting or exercise of compensatory equity awards and related tax withholding), in respect of Preferred Stock or Junior Stock, except that the Corporation shall be entitled to declare and pay dividends and make redemptions and repurchases in respect of Common Stock and (ii) the Corporation shall not permit Magellan to declare or pay dividends, nor make any redemptions or repurchases, in respect of its equity interests.

3.	Liquidation.

(a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive an amount in cash equal to $4.57218 per share of Series A Preferred Stock (the “Liquidation Payment”) before any distribution is made to holders of shares of Common Stock, Junior Stock or Parity Stock upon any such liquidation, dissolution or winding up of the affairs of the Corporation. If, upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation, or proceeds thereof, distributable among the holders of the then-outstanding shares of Series A Preferred Stock are insufficient to pay the full amount of the Liquidation Payment in respect to all then-outstanding shares of Series A Preferred Stock, then all such assets and proceeds of the Corporation thus distributable shall be distributed ratably in respect of the then-outstanding shares of Series A Preferred Stock.

(b) Notice of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be given by mail, postage prepaid, not less than 30 days prior to the distribution or payment date stated therein, to each holder of record of Series A Preferred Stock appearing on the stock books of the Corporation as of the date of such notice at the address of said holder shown therein. Such notice shall state a distribution or payment date, the amount of the Liquidation Payment and the place where the Liquidation Payment shall be distributable or payable.

(c) For the purposes of this Section 3, neither the voluntary sale, lease, conveyance, exchange or transfer of all or substantially all the property or assets of the Corporation (whether for cash, shares of stock, securities or other consideration), nor the consolidation or merger of the Corporation with one or more other entities, shall be deemed to be a liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation, unless such voluntary sale, lease, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the affairs of the Corporation.

(d) After the payment in cash to the holders of shares of the Series A Preferred Stock of the full amount of the Liquidation Payment with respect to outstanding shares of Series A Preferred Stock, the holders of outstanding shares of Series A Preferred Stock shall have no right or claim, based on their ownership of shares of Series A Preferred Stock, to any of the remaining assets of the Corporation.

4.	Redemption. The Series A Preferred Stock shall not be redeemable except as set forth in this Section 4.

(a) Subject to Section 4(f), if the Magellan Merger Closing has not occurred by December 31, 2017, then at any time on or after such date so long as at such time the Magellan Merger Agreement has been terminated in accordance with its terms, the Corporation, at its option, may redeem all (but not less than all) of the outstanding shares of Series A Preferred Stock in accordance with this Section 4 (a “Redemption”).

(b) The redemption price payable for each share of Series A Preferred Stock redeemed pursuant to a Redemption shall be equal to $25,000,000 divided by the number of outstanding shares of Series A Preferred Stock, paid in cash.

(c) The Corporation shall give notice of any Redemption by mail, postage prepaid, not less than 30 days nor more than 60 days prior to the date fixed for such redemption, to each holder of record of the shares of Series A Preferred Stock to be redeemed appearing on the stock books of the Corporation as of the date of such notice at the address of said holder shown therein. Such notice to any holder shall state the redemption date; the redemption price; and the place where the shares to be redeemed shall be presented and surrendered for payment of the redemption price therefor. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of shares of the Series A Preferred Stock to be redeemed shall not affect the validity of the proceedings for the redemption of any other shares of the Series A Preferred Stock.

(d) If notice of redemption of shares of Series A Preferred Stock to be redeemed on a redemption date shall have been duly given, and if the Corporation deposits in cash the aggregate redemption price of such shares in an irrevocable trust with (i) a bank or trust company organized and in good standing under the laws of the United States of America or any State thereof, doing business in the Borough of Manhattan, The City of New York and having capital and surplus of not less than $500,000,000 according to its last published statement of condition (a “Trust”) or (ii) another paying agent reasonably acceptable to the holder(s) of a majority of the outstanding shares of Series A Preferred Stock, in each case for the pro rata benefit of the holders of such shares prior to such redemption date, then from and after the time of such deposit, and notwithstanding that any certificate representing any such shares shall not have been surrendered for cancellation, (1) the holders of such shares shall cease to be stockholders with respect to such shares, (2) such shares shall no longer be deemed to be outstanding and shall no longer be transferable on the books of the Corporation and (3) such holders shall have no interest in or claim against the Corporation with respect to such shares except only the right to receive from such bank, trust company or paying agent the funds so deposited, without interest, upon surrender of the certificates representing such shares on or after the date of such deposit. Any funds so deposited by the Corporation in a Trust which shall not be required for the redemption of any shares of Series A Preferred Stock because of the conversion thereof shall be released from such Trust and repaid to the Corporation forthwith. Any funds so deposited in a Trust and unclaimed at the end of two years from the date fixed for redemption shall, to the extent permitted by law, be repaid to the Corporation upon its request, after which the holders of such shares shall look only to the Corporation for payment thereof.

(e) Any Redemption shall be effected only out of funds legally available for such purpose.

(f) Upon any redemption of shares of Series A Preferred Stock, the shares of Series A Preferred Stock so redeemed shall be cancelled and shall revert to authorized but unissued Preferred Stock, undesignated as to series, and the number of shares of Preferred Stock which the Corporation shall have authority to issue shall not be decreased by such redemption.

(g) In the event that any shares of Series A Preferred Stock shall be converted into Common Stock or exchanged for Magellan Common Stock prior to the close of business on the second Business Day prior to the date fixed for redemption, (i) the Corporation shall not be obligated nor have the right to redeem such shares on such date and (ii) any funds which shall have been deposited for the payment of the applicable redemption price shall be returned to the Corporation.

5.	Conversion; Exchange.

5.1. While the Magellan Merger is Pending. The holders of shares of Series A Preferred Stock shall have no conversion or exchange rights except as set forth in this Section 5.

5.2. If the Magellan Merger Does Not Occur: Optional Conversion. If the Magellan Merger Closing has not occurred and (a) the Magellan Merger Agreement has been terminated in accordance with its terms, (b) December 31, 2017 has passed, (c) any liquidation, dissolution or winding up of the affairs of the Corporation occurs or (d) if the Corporation issues any Parity Stock during the 12 months after the Original Issue Date and the first date on which such Parity Stock is convertible into Common Stock has passed, then the holders of shares of Series A Preferred Stock shall have the right, at their option, to convert all (but not less than all) such shares into shares of Common Stock at any time (or, in the case of a liquidation, dissolution or winding up of the affairs of the Corporation, immediately prior thereto) on and subject to the following terms and conditions:

(a) Each share of Series A Preferred Stock shall be convertible into 0.76923 shares of Common Stock (herein called the “Conversion Ratio”). The Conversion Ratio shall be adjusted in certain instances as provided in Section 5.2(d).

(b) In order to convert shares of Series A Preferred Stock the holder thereof shall surrender at the office of the Corporation the certificate(s) therefor, duly endorsed or assigned to the Corporation or in blank, and give written notice to the Corporation at such office that he elects to convert such shares. No payment or adjustment shall be made upon any conversion on account of any dividends on the Common Stock other than as provided in Section 5.2(d).

(c) Shares of Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of surrender of the certificate(s) for such shares for conversion in accordance with the foregoing provisions, and at such time the rights of the holder of such shares as a holder thereof shall cease and from and after such time the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock. As promptly as practicable on or after the conversion date, the Corporation shall issue and shall deliver at such office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with payment in lieu of any fraction of a share, as provided in Section 5.6, to the person or persons entitled to receive the same.

(d) In the event the Corporation shall, at any time or from time to time after the Original Issue Date while the shares of Series A Preferred Stock remain outstanding, effect a subdivision (by any stock split, stock dividend, dividend of options, warrants or other similar instruments, stock reclassification or otherwise) of the outstanding shares of Common Stock into a greater number of shares of Common Stock (or other equity interests) or a spin-off or other distribution of indebtedness or other assets, then and in each such event the Conversion Ratio in effect at the opening of business on the day after the date upon which such subdivision, spin-off or other distribution becomes effective shall be proportionately adjusted. Additionally, if the Corporation shall, at any time or from time to time after the Original Issue Date while the shares of Series A Preferred Stock remain outstanding, effect a combination (by any reverse stock split or otherwise) of the outstanding shares of Common Stock or any repurchase of any outstanding shares of Common Stock such that it results in a smaller number of shares of Common Stock (or other equity interests), then and in each such event the Conversion Ratio in effect at the opening of business on the day after the date upon which such combination or repurchase becomes effective shall be proportionately adjusted. Additionally, if the Corporation issues any Parity Stock during the 12 months after the Original Issue Date, which Parity Stock is convertible into Common Stock and has a conversion ratio therefor that is more favorable to the holder(s) of such Parity Stock than the Conversion Ratio, then the Conversion Ratio shall be automatically adjusted to be equal to such more favorable conversion ratio. Additionally, if the Corporation issues any Parity Stock during the 12 months after the Original Issue Date, which Parity Stock is convertible into Common Stock and the issuance price (including original issuance discount and other similar fees) for such Parity Stock (for purposes of this Section 5.2(d), the “Parity Stock Issuance Price”) is less than $4.57218 per share (the “Series A Price”), then (to the extent not duplicative of any adjustment made pursuant to the immediately preceding sentence) the Conversion Ratio shall be automatically adjusted by multiplying it by the quotient derived by dividing the Series A Price by the Parity Stock Issuance Price. (For example, on the Original Issuance Date, the Conversion Ratio is 1 share of Series A Preferred Stock converts into 0.76923 shares of Common Stock; if the Corporation were to issue shares of Parity Stock at $2.28609 per share, then the Conversion Ratio would be adjusted such that thereafter 1 share of Series A Preferred Stock would convert into 1.53846 shares of Common Stock.) Any adjustment under this Section 5.2(d) shall become effective immediately after the opening of business on the day after the date upon which the applicable event becomes effective.

5.3. If the Magellan Merger Does Not Occur: Mandatory Conversion. If the Magellan Merger Closing has not occurred and the Magellan Merger Agreement has been terminated in accordance with its terms, then on the sixth anniversary of the Original Issue Date all shares of Series A Preferred Stock then outstanding shall automatically convert into shares of Common Stock on and subject to the following terms and conditions:

(a) Each share of Series A Preferred Stock shall be convertible at the Conversion Ratio. The Conversion Ratio shall be adjusted in certain instances as provided in Section 5.2(d).

(b) The Corporation shall use commercially reasonable efforts to give notice of such conversion to the holders of shares of Series A Preferred Stock at least 30 days before the conversion date. No payment or adjustment shall be made upon any conversion on account of any dividends on the Common Stock.

(c) Shares of Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the conversion date, and at such time the rights of the holder of such shares as a holder thereof shall cease and from and after such time the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock. As promptly as practicable on or after the conversion date and after surrender of the certificate(s) representing the converted Series A Preferred Stock, the Corporation shall issue and shall deliver to the holder of each such certificate one or more certificates for the number of full shares of Common Stock issuable upon such conversion, together with payment in lieu of any fraction of a share, as provided in Section 5.6, to the person or persons entitled to receive the same.

5.4. If the Magellan Merger Occurs: Optional Exchange.

(a) Optional Exchange Into Magellan Preferred Stock. If the Magellan Merger Closing has occurred, then the holders of shares of Series A Preferred Stock shall have the right, at their option, to exchange all (but not less than all) such shares for shares of Magellan Preferred Stock at any time on and subject to the following terms and conditions:

(i) Each share of Series A Preferred Stock shall be exchangeable for one share of Magellan Preferred Stock (herein called the “Preferred Stock Exchange Ratio”). The Preferred Stock Exchange Ratio shall be adjusted in certain instances as provided in Section 5.4(a)(iv).

(ii) In order to exchange shares of Series A Preferred Stock the holder thereof shall surrender at the office of the Corporation the certificate(s) therefor, duly endorsed or assigned to the Corporation or in blank, and give written notice to the Corporation at such office that he elects to exchange such shares.

(iii) Shares of Series A Preferred Stock shall be deemed to have been exchanged immediately prior to the close of business on the day of surrender of the certificate(s) for such shares for exchange in accordance with the foregoing provisions, and at such time the rights of the holder of such shares as a holder thereof shall cease and from and after such time the person entitled to receive the Magellan Preferred Stock issuable upon such exchange shall be treated for all purposes as the record holder of such Magellan Preferred Stock. As promptly as practicable on or after the exchange date, the Corporation shall cause Magellan to issue and deliver at such office a certificate or certificates for the number of full shares of Magellan Preferred Stock issuable upon such exchange, together with payment in lieu of any fraction of a share, as provided in Section 5.6, to the person or persons entitled to receive the same.

(iv) In the event Magellan shall, at any time or from time to time after the Original Issue Date while the shares of Series A Preferred Stock remain outstanding, effect a subdivision (by any stock split, stock dividend, dividend of options, warrants or other similar instruments, stock reclassification or otherwise) of the outstanding shares of Magellan Preferred Stock into a greater number of shares of Magellan Preferred Stock (or other equity interests) or a spin-off or other distribution of indebtedness or other assets, then and in each such event the Preferred Stock Exchange Ratio in effect at the opening of business on the day after the date upon which such subdivision, spin-off or other distribution becomes effective shall be proportionately adjusted. Additionally, if Magellan shall, at any time or from time to time after the Original Issue Date while the shares of Series A Preferred Stock remain outstanding, effect a combination (by any reverse stock split or otherwise) of the outstanding shares of Magellan Preferred Stock or any repurchase of any outstanding shares of Magellan Preferred Stock such that it results in a smaller number of shares of Magellan Preferred Stock (or other equity interests), then and in each such event the Preferred Stock Exchange Ratio in effect at the opening of business on the day after the date upon which such combination or repurchase becomes effective shall be proportionately adjusted. Additionally, if the Corporation issues any Parity Stock during the 12 months after the Original Issue Date, which Parity Stock is exchangeable for Magellan Preferred Stock and has an exchange ratio therefor that is more favorable to the holder(s) of such Parity Stock than the Preferred Stock Exchange Ratio, then the Preferred Stock Exchange Ratio shall be automatically adjusted to be equal to such more favorable exchange ratio. Additionally, if the Corporation issues any Parity Stock during the 12 months after the Original Issue Date, which Parity Stock is exchangeable for Magellan Preferred Stock and the issuance price (including original issuance discount and other similar fees) for such Parity Stock (for purposes of this Section 5.4(a)(iv), the “Parity Stock Issuance Price”) is less than the Series A Price, then (to the extent not duplicative of any adjustment made pursuant to the immediately preceding sentence) the Preferred Stock Exchange Ratio shall be automatically adjusted by multiplying it by the quotient derived by dividing the Series A Price by the Parity Stock Issuance Price. (For example, on the Original Issuance Date, the Preferred Stock Exchange Ratio is 1 share of Series A Preferred Stock is exchangeable for 1 share of Magellan Preferred Stock; if the Corporation were to issue shares of Parity Stock at $2.28609 per share, then the Preferred Stock Exchange Ratio would be adjusted such that thereafter 1 share of Series A Preferred Stock would be exchangeable for 2 shares of Magellan Preferred Stock.) Any adjustment under this Section 5.4(a)(iv) shall become effective immediately after the opening of business on the day after the date upon which the applicable event becomes effective.

(v) Notwithstanding the foregoing provisions of this Section 5.4(a), neither the Corporation nor Magellan shall be required to effect any exchange pursuant to this Section 5.4(a) if to do so would be, in the good faith determination of the Board of Directors of Magellan, commercially unreasonable for the Corporation and/or Magellan.

(b) Optional Exchange Into Magellan Common Stock. If the Magellan Merger Closing has occurred, then the holders of shares of Series A Preferred Stock shall have the right, at their option, to exchange all (but not less than all) such shares for shares of Magellan Common Stock at any time (including immediately prior to any liquidation, dissolution or winding up of the affairs of the Corporation) on and subject to the following terms and conditions:

(i) Each share of Series A Preferred Stock shall be exchangeable for one share of Magellan Common Stock (herein called the “Common Stock Exchange Ratio”). The Common Stock Exchange Ratio shall be adjusted in certain instances as provided in Section 5.4(b)(iv).

(ii) In order to exchange shares of Series A Preferred Stock the holder thereof shall surrender at the office of the Corporation the certificate(s) therefor, duly endorsed or assigned to the Corporation or in blank, and give written notice to the Corporation at such office that he elects to exchange such shares.

(iii) Shares of Series A Preferred Stock shall be deemed to have been exchanged immediately prior to the close of business on the day of surrender of the certificate(s) for such shares for exchange in accordance with the foregoing provisions, and at such time the rights of the holder of such shares as a holder thereof shall cease and from and after such time the person entitled to receive the Magellan Common Stock issuable upon such exchange shall be treated for all purposes as the record holder of such Magellan Common Stock. As promptly as practicable on or after the exchange date, the Corporation shall cause Magellan to issue and deliver at such office a certificate or certificates for the number of full shares of Magellan Common Stock issuable upon such exchange, together with payment in lieu of any fraction of a share, as provided in Section 5.6, to the person or persons entitled to receive the same.

(iv) In the event Magellan shall, at any time or from time to time after the Original Issue Date while the shares of Series A Preferred Stock remain outstanding, effect a subdivision (by any stock split, stock dividend, dividend of options, warrants or other similar instruments, stock reclassification or otherwise) of the outstanding shares of Magellan Common Stock into a greater number of shares of Magellan Common Stock (or other equity interests) or a spin-off or other distribution of indebtedness or other assets, then and in each such event the Common Stock Exchange Ratio in effect at the opening of business on the day after the date upon which such subdivision, spin-off or other distribution becomes effective shall be proportionately adjusted. Additionally, if Magellan shall, at any time or from time to time after the Original Issue Date while the shares of Series A Preferred Stock remain outstanding, effect a combination (by any reverse stock split or otherwise) of the outstanding shares of Magellan Common Stock or any repurchase of any outstanding shares of Magellan Common Stock such that it results in a smaller number of shares of Magellan Common Stock (or other equity interests), then and in each such event the Common Stock Exchange Ratio in effect at the opening of business on the day after the date upon which such combination or repurchase becomes effective shall be proportionately adjusted. Additionally, if the Corporation issues any Parity Stock during the 12 months after the Original Issue Date, which Parity Stock is exchangeable for Magellan Common Stock and has an exchange ratio therefor that is more favorable to the holder(s) of such Parity Stock than the Common Stock Exchange Ratio, then the Common Stock Exchange Ratio shall be automatically adjusted to be equal to such more favorable exchange ratio. Additionally, if the Corporation issues any Parity Stock during the 12 months after the Original Issue Date, which Parity Stock is exchangeable for Magellan Common Stock and the issuance price (including original issuance discount and other similar fees) for such Parity Stock (for purposes of this Section 5.4(b)(iv), the “Parity Stock Issuance Price”) is less than the Series A Price, then (to the extent not duplicative of any adjustment made pursuant to the immediately preceding sentence) the Common Stock Exchange Ratio shall be automatically adjusted by multiplying it by the quotient derived by dividing the Series A Price by the Parity Stock Issuance Price. (For example, on the Original Issuance Date, the Common Stock Exchange Ratio is 1 share of Series A Preferred Stock is exchangeable for 1 share of Magellan Common Stock; if the Corporation were to issue shares of Parity Stock at $2.28609 per share, then the Common Stock Exchange Ratio would be adjusted such that thereafter 1 share of Series A Preferred Stock would be exchangeable for 2 shares of Magellan Common Stock.) Any adjustment under this Section 5.4(b)(iv) shall become effective immediately after the opening of business on the day after the date upon which the applicable event becomes effective.

5.5. If the Magellan Merger Occurs: Mandatory Exchange. If the Magellan Merger Closing has occurred, then on the sixth anniversary of the Original Issue Date all shares of Series A Preferred Stock then outstanding shall automatically be exchanged for shares of Magellan Common Stock on and subject to the following terms and conditions:

(a) Each share of Series A Preferred Stock shall be exchangeable for one share of Magellan Common Stock (herein called the “Exchange Ratio”). The Exchange Ratio shall be adjusted in certain instances as provided in Section 5.5(d).

(b) The Corporation shall use commercially reasonable efforts to give notice of such conversion to the holders of shares of Series A Preferred Stock at least 30 days before the exchange date.

(c) Shares of Series A Preferred Stock shall be deemed to have been exchanged immediately prior to the close of business on the exchange date, and at such time the rights of the holder of such shares as a holder thereof shall cease and from and after such time the person entitled to receive the Magellan Common Stock issuable upon such exchange shall be treated for all purposes as the record holder of such Magellan Common Stock. As promptly as practicable on or after the exchange date and after surrender of the certificate(s) representing the converted Series A Preferred Stock, the Corporation shall cause Magellan to issue and deliver a certificate or certificates for the number of full shares of Magellan Common Stock issuable upon such exchange, together with payment in lieu of any fraction of a share, as provided in Section 5.6, to the person or persons entitled to receive the same.

(d) In the event Magellan shall, at any time or from time to time after the Original Issue Date while the shares of Series A Preferred Stock remain outstanding, effect a subdivision (by any stock split, stock dividend, dividend of options, warrants or other similar instruments, stock reclassification or otherwise) of the outstanding shares of Magellan Common Stock into a greater number of shares of Magellan Common Stock (or other equity interests) or a spin-off or other distribution of indebtedness or other assets, then and in each such event the Exchange Ratio in effect at the opening of business on the day after the date upon which such subdivision, spin-off or other distribution becomes effective shall be proportionately adjusted. Additionally, if Magellan shall, at any time or from time to time after the Original Issue Date while the shares of Series A Preferred Stock remain outstanding, effect a combination (by any reverse stock split or otherwise) of the outstanding shares of Magellan Common Stock or any repurchase of any outstanding shares of Magellan Common Stock such that it results in a smaller number of shares of Magellan Common Stock (or other equity interests), then and in each such event the Exchange Ratio in effect at the opening of business on the day after the date upon which such combination or repurchase becomes effective shall be proportionately adjusted. Additionally, if the Corporation issues any Parity Stock during the 12 months after the Original Issue Date, which Parity Stock is exchangeable for Magellan Common Stock and has an exchange ratio therefor that is more favorable to the holder(s) of such Parity Stock than the Exchange Ratio, then the Exchange Ratio shall be automatically adjusted to be equal to such more favorable exchange ratio. Additionally, if the Corporation issues any Parity Stock during the 12 months after the

Original Issue Date, which Parity Stock is exchangeable for Magellan Common Stock and the issuance price (including original issuance discount and other similar fees) for such Parity Stock (for purposes of this Section 5.5(d), the “Parity Stock Issuance Price”) is less than the Series A Price, then (to the extent not duplicative of any adjustment made pursuant to the immediately preceding sentence) the Exchange Ratio shall be automatically adjusted by multiplying it by the quotient derived by dividing the Series A Price by the Parity Stock Issuance Price. (For example, on the Original Issuance Date, the Exchange Ratio is 1 share of Series A Preferred Stock is exchangeable for 1 share of Magellan Common Stock; if the Corporation were to issue shares of Parity Stock at $2.28609 per share, then the Exchange Ratio would be adjusted such that thereafter 1 share of Series A Preferred Stock would be exchangeable for 2 shares of Magellan Common Stock.) Any adjustment under this Section 5.5(d) shall become effective immediately after the opening of business on the day after the date upon which the applicable event becomes effective.

5.6. Fractional Interest. Neither the Corporation nor Magellan shall be required upon the conversion or exchange of any share of Series A Preferred Stock to issue any fractional shares, but may, in lieu of issuing any fractional share that would otherwise be issuable upon such conversion, pay a cash adjustment in respect of such fraction in an amount equal to the $6.00 (as adjusted in accordance with the principles set forth above) multiplied by the number (or fraction) of shares of Series A Preferred Stock equal to such fraction on the date of such conversion. If more than one share of Series A Preferred Stock shall be presented for conversion at the same time by the same holder, the number of full shares of Common Stock which shall be issuable upon such conversion thereof (or full shares of Magellan Preferred Stock or Magellan Common Stock which shall be issuable upon such exchange therefor) shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so to be converted by such holder. The holders expressly waive their right to receive any fraction of a share of Common Stock, Magellan Preferred Stock or Magellan Common Stock or a stock certificate representing a fraction of a share of Common Stock, Magellan Preferred Stock or Magellan Common Stock if such amount of cash is paid in lieu thereof.

5.7. Reservation and Authorization of Common Stock. The Corporation covenants that, so long as any shares of Series A Preferred stock remain outstanding, the Corporation will at all times reserve and keep available, from its authorized and unissued Common Stock solely for issuance and delivery upon the conversion of the shares of Series A Preferred Stock and free of preemptive rights, such number of shares of Common Stock as from time to time shall be issuable upon the conversion in full of all outstanding shares of Series A Preferred Stock. The Corporation further covenants that it shall, from time to time, take all steps necessary to increase the authorized number of shares of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued would otherwise be insufficient to allow delivery of all the shares of Common Stock then deliverable upon the conversion in full of all outstanding shares of Series A Preferred Stock. The Corporation covenants that all shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock will, upon issuance, be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer (other than restrictions on transfer arising under federal and state securities laws) and will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Corporation shall take all such actions as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic stock exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation covenants that the stock certificates issued to evidence any shares of Common Stock issued upon conversion of shares of Series A Preferred Stock will comply with the Delaware General Corporation Law and any other applicable law.

The Corporation hereby authorizes and directs its current and future transfer agents for the Common Stock at all times to reserve stock certificates for such number of authorized shares as shall be requisite for such purpose. The transfer agent or agents for the Series A Preferred Stock are hereby authorized to requisition from time to time from any such transfer agents for the Common Stock stock certificates required to honor outstanding shares of Series A Preferred Stock upon conversion thereof in accordance with the terms of this Certificate of Incorporation, and the Corporation hereby authorizes and directs such transfer agents to comply with all such requests of the transfer agent or agents for the Series A Preferred Stock. The Corporation will supply such transfer agents with duly executed stock certificates for such purposes.

5.8. Reservation and Authorization of Magellan Preferred Stock and Magellan Common Stock. The Corporation covenants that, if the Magellan Merger Closing has occurred and so long as any shares of Series A Preferred Stock remain outstanding:

(a) The Corporation will cause Magellan at all times to reserve and keep available, from its authorized and unissued Magellan Preferred Stock and Magellan Common Stock solely for issuance and delivery upon the exchange of the shares of Series A Preferred Stock and free of preemptive rights, such number of shares of Magellan Preferred Stock and Magellan Common Stock as from time to time shall be issuable upon the conversion in full of all outstanding shares of Series A Preferred Stock;

(b) The Corporation shall cause Magellan, from time to time, to take all steps necessary to increase the authorized number of shares of its Magellan Preferred Stock and Magellan Common Stock if at any time the authorized number of shares of Magellan Preferred Stock and Magellan Common Stock remaining unissued would otherwise be insufficient to allow delivery of all the shares of Magellan Preferred Stock and Magellan Common Stock then deliverable upon the exchange of all outstanding shares of Series A Preferred Stock;

(c) All shares of Magellan Preferred Stock and Magellan Common Stock issuable upon exchange of the shares of Series A Preferred Stock will, upon issuance, be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer (other than restrictions on transfer arising under federal and state securities laws) and will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein);

(d) The stock certificates issued to evidence any shares of Magellan Preferred Stock and Magellan Common Stock issued upon exchange of shares of Series A Preferred Stock will comply with the Delaware General Corporation Law and any other applicable law.

5.9. Changes in Common Stock. In case at any time or from time to time after the Original Issue Date while the shares of Series A Preferred Stock remain outstanding, the Corporation shall be a party to or shall otherwise engage in any transaction or series of related transactions (other than the transactions contemplated by the Magellan Merger Agreement) constituting a merger of the Corporation into, a consolidation of the Corporation with, a sale, lease, transfer, conveyance or other disposition (in one or a series of related transactions) of all or substantially all of the Corporation’s assets to, or an acquisition of 50% or more of the voting interests in the Corporation by, any other Person (a “Non-Surviving Transaction”) then, as a condition to the consummation of such Non-Surviving Transaction, the Corporation shall cause such other Person to make lawful provision as a part of the terms of such Non-Surviving Transaction whereby:

(a) so long as any share of Series A Preferred Stock remains outstanding, on such terms and subject to such conditions substantially identical to the provisions set forth in this Certificate of Incorporation, each share of Series A Preferred Stock, upon the conversion thereof at any time on or after the consummation of such Non-Surviving Transaction, shall be convertible into, in lieu of the Common Stock issuable upon such conversion prior to such consummation, only the securities or other property (“Substituted Property”) that would have been receivable upon such Non-Surviving Transaction by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock was convertible immediately prior to such Non-Surviving Transaction, assuming such holder of Common Stock:

(i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (“Constituent Person”), or an Affiliate of a Constituent Person; and

(ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Non-Surviving Transaction (provided that if the kind or amount of securities, cash and other property receivable upon such Non-Surviving Transaction is not the same for each share of Common Stock held immediately prior to such Non-Surviving Transaction by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then, for the purposes of this Section 5.9, the kind and amount of securities, cash and other property receivable upon such Non-Surviving Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares); and

(b) the rights, preferences, privileges and obligations of such other Person and the holders of shares of Series A Preferred Stock in respect of Substituted Property shall be substantially identical to the rights, preferences, privileges and obligations of the Corporation and holders of shares of Series A Preferred Stock in respect of Common Stock hereunder as set forth in this Section 5.

Such lawful provision shall provide for adjustments which, for events subsequent to the effective date of such lawful provision, shall be substantially identical to the adjustments provided for elsewhere in this Section 5. The above provisions of this Section 5.9 shall similarly apply to successive Non-Surviving Transactions.

5.10. Statement on Certificates. Irrespective of any adjustment in the Conversion Ratio, Preferred Stock Exchange Ratio, Common Stock Exchange Ratio or Exchange Ratio or the amount or kind of shares into which the shares of Series A Preferred Stock are convertible or exchangeable, certificates for shares of Series A Preferred Stock theretofore or thereafter issued may continue to express the same Conversion Ratio, Preferred Stock Exchange Ratio, Common Stock Exchange Ratio and/or Exchange Ratio initially applicable or amount or kind of shares initially issuable upon conversion or exchange of the Series A Preferred Stock evidenced thereby (but the adjusted amount shall nonetheless be the determinative amount).

5.11. No Voting or Dividend Rights. Subject to the provisions of Section 6 and except as may be specifically provided for in this Article Fourth, until the conversion or exchange of any share of Series A Preferred Stock:

(i) no holder of any share of Series A Preferred Stock shall have or exercise any rights by virtue hereof as a holder of Common Stock, including, without limitation, the right to vote or to receive dividends and other distributions as a holder of Common Stock or to receive notice of, or attend, meetings or any other proceedings of holders of Common Stock;

(ii) the consent of any such holder as a holder of Common Stock shall not be required with respect to any action or proceeding of the Corporation;

(iii) no such holder, by reason of the ownership or possession of a share of Series A Preferred Stock, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable not in violation of Section 2 to the holders of Common Stock prior to, or for which the relevant record date preceded, the date of the conversion of such share of Series A Preferred Stock; and

(iv) no such holder shall have any right not expressly conferred hereunder or by applicable law with respect to the share of Series A Preferred Stock held by such holder.

5.12. Payment of Taxes. The Corporation and Magellan shall pay any and all taxes (other than income taxes) that may be payable in respect of the issue or delivery of shares of Common Stock, Magellan Common Stock and Magellan Preferred Stock on conversion or exchange of shares of Series A Preferred Stock pursuant hereto. Neither the Corporation nor Magellan shall impose any service charge in connection with any such conversion. Neither the Corporation nor Magellan shall be required, however, to pay any tax or other charge imposed in respect of any transfer involved in the issue and delivery of any certificates for shares of Common Stock, Magellan Common Stock or Magellan Preferred Stock or payment of cash or other property to any recipient other than the holder of the share of Series A Preferred Stock converted or exchanged, and in case of such transfer or payment, the transfer agent or agents for the Series A Preferred Stock and neither the Corporation nor Magellan shall be required to issue or deliver any certificate or pay any cash until (a) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the transfer agent or agents for the Series A Preferred Stock or the Corporation or Magellan or (b) it has been established to the Corporation’s satisfaction that any such tax or other charge that is or may become due has been paid. Notwithstanding anything to the contrary in this Section 5.12, Magellan shall have no obligation with respect to this Section 5.12 if the Magellan Merger Closing does not occur.

6.	Voting.

(a) The holders of shares of Series A Preferred Stock shall have no voting rights whatsoever, except as otherwise provided in this Section 6 or as otherwise specifically required by law. As to matters upon which holders of shares of Series A Preferred Stock are entitled to vote as a class, the holders of Series A Preferred Stock shall be entitled to one vote per share and such vote shall be by majority vote.

(b) Except as provided to the contrary in the proviso to this sentence, each holder of outstanding shares of Series A Preferred Stock shall be entitled to vote with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration (whether at a meeting of stockholders of the Corporation, by written action of stockholders in lieu of a meeting or otherwise), except as provided by law; provided, however, that, except as set forth in Section 6(c)(vi), the shares of Series A Preferred Stock shall not be entitled to vote with respect to the Magellan Merger, the Magellan Merger Agreement, or any matter directly relating to the Magellan Merger or the Magellan Merger Agreement. In any such vote, each share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share is convertible pursuant to Section 5.2(b) (regardless of whether such Series A Preferred Stock is then-convertible) as of the record date for such vote or written consent or, if there is no specified record date, as of the date of such vote or written consent. Each holder of outstanding shares of Series A Preferred Stock shall be entitled to notice of all stockholder meetings (or requests for written consent) in accordance with the Corporation’s bylaws.

(c) So long as any shares of Series A Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or this Certificate of Incorporation, the Corporation shall not, directly or indirectly, without the affirmative vote at a meeting (or the written consent with or without a meeting) of the holders of at least a majority of the number of shares of Series A Preferred Stock then outstanding:

(i) authorize or approve the issuance of any shares of, or of any security convertible into, or convertible or exchangeable for shares of, Preferred Stock or shares of any other capital stock of the Corporation, which shares rank prior to shares of Series A Preferred Stock in the payment of dividends or in the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation (or amend the terms of any existing shares to provide for such ranking);

(ii) authorize or approve the issuance of any shares of, or of any security convertible into, or convertible or exchangeable for shares of, Parity Stock (or amend the terms of any existing shares to provide for such ranking) except such Parity Stock that is issued to Persons other than Affiliates, directors, officers, employees or consultants of the Corporation;

(iii) amend, alter or repeal any of the provisions of this Certificate of Incorporation so as to affect adversely the powers, designations, preferences and rights of the Series A Preferred Stock or the holders thereof or amend, alter or repeal any of the provisions of this Article Fourth; provided, however, that, for the avoidance of doubt, the amendment of this Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any Fully Junior Stock shall not be deemed to affect adversely the powers, designations, preferences and rights of the Series A Preferred Stock or the holders thereof;

(iv) take any other corporate action that adversely affects any of the rights, preferences or privileges of the Series A Preferred Stock; provided, however, that for the avoidance of doubt this Section 6(c)(iv) shall not refer to any commercial or business decision made by the Corporation that may affect the value of the Series A Preferred Stock but does not change its rights, preferences or privileges (such as the incurrence of debt) or the issuance of Parity Stock permitted by Section 6(c)(ii);

(v) engage in any business, act or activity other than any business related in any manner to hydrocarbons or energy; or

(vi) modify, amend or waive any provision of the Magellan Merger Agreement that alters the relative exchange ratio as between the shareholders of the Corporation and the shareholders of Magellan.

7.	Certain Definitions.

As used herein with respect to the Series A Preferred Stock, the following terms shall have the following meanings:

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means a day except a Saturday or Sunday or other day on which the banks in the city of Houston, Texas are authorized or required by applicable law to be closed.

“Fully Junior Stock” means any Junior Stock over which the Series A Preferred Stock has preference and priority in the payment of dividends and in the distribution of assets on any liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation.

“holder” of shares of Series A Preferred Stock shall mean the stockholder in whose name such Series A Preferred Stock is registered in the stock books of the Corporation.

“Junior Stock” means the Common Stock, par value $0.01 per share, of the Corporation and any other class or series of shares of the Corporation or any of its subsidiaries hereafter authorized over which the Series A Preferred Stock has preference or priority in the payment of dividends (including prohibiting any such dividends while any Series A Preferred Stock is outstanding) or in the distribution of assets on any liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation or its subsidiaries.

“Magellan” means Magellan Petroleum Corporation, a Delaware corporation.

“Magellan Common Stock” means common stock of Magellan, par value $0.01 per share.

“Magellan Merger” means the merger contemplated by the Magellan Merger Agreement.

“Magellan Merger Agreement” means that certain merger agreement dated as of August 2, 2016 among the Corporation, Magellan and River Merger Sub, Inc. (as amended, restated, supplemented and/or otherwise modified from time to time).

“Magellan Merger Closing” means the closing of the transactions contemplated by the Magellan Merger Agreement, including the Magellan Merger.

“Magellan Preferred Stock” means Series B Preferred Stock of Magellan, par value $0.01 per share, with terms, conditions, rights, preferences and privileges substantially identical to those of the Series A Preferred Stock (including that such Series B Preferred Stock of Magellan shall be senior to or pari passu with all other shares) except (i) such shares are convertible on a one-for-one basis for shares of Magellan Common Stock (subject to similar adjustments as are set forth in this Certificate of Incorporation), (ii) such shares are not convertible into Common Stock and (iii) such shares shall not be redeemable.

“Original Issue Date” means the date on which shares of Series A Preferred Stock are first originally issued under this Article Fourth.

“Parity Stock” means any class or series of shares of the Corporation (including Series A Preferred Stock) that have pari passu preference with the Series A Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity.

8.	No Other Rights.

The shares of Series A Preferred Stock shall not have any powers, designations, preferences or relative, participating, optional, or other special rights, nor shall there be any qualifications, limitations or restrictions or any powers, designations, preferences or rights of such shares, other than as set forth herein or in this Certificate of Incorporation or as may be provided by law.

FIFTH: No holder of shares of stock of the Corporation shall have a preemptive right to purchase or subscribe for and receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, option, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock.

SIXTH: No stockholders of the Corporation shall have the right and power to cumulate votes attributable to their shares for the election of directors.

SEVENTH: The business and affairs of this Corporation shall be managed and conducted by a Board of Directors consisting of one or more members who need not be stockholders. The number of directors of the Corporation shall be fixed as specified or provided for in the bylaws of the Corporation.

EIGHTH: The Board of Directors shall have full power and authority to manage the Corporation and any and all of its assets, properties, businesses, and affairs, including the right to elect such officers and assistant officers and to designate and appoint such agents and employees as the Board of Directors deems advisable and to allow them suitable compensation, and shall have any and all additional powers and authority, not inconsistent with the express terms of this Certificate of Incorporation, that are expressly or impliedly granted to or invested in the Board of Directors by the statutes or laws of the State of Delaware, as now in effect and as hereafter amended or modified. Election of directors need not be by written ballot, except and to the extent provided in the bylaws of the Corporation.

NINTH: Except as otherwise provided by statute, any action that might have been taken at a meeting of stockholders by a vote of the stockholders may be taken with the written consent of stockholders owning (and by such written consent, voting) in the aggregate not less than the minimum percentage of the total number of shares that by statute, this Certificate of Incorporation, the bylaws of the Corporation or an agreement of all of the stockholders are required to be voted with respect to such proposed corporate action; provided, however, that the written consent of a stockholder who would not have been entitled to vote upon the action if a meeting were held shall not be counted; and further provided, that prompt notice shall be given to all stockholders of the taking of such corporate action without a meeting if less than unanimous written consent of all stockholders who have been entitled to vote on the action if a meeting were held is obtained.

TENTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation or adopt new bylaws, without any action on the part of the stockholders; provided, however, that no such adoption, amendment, or repeal shall be valid with respect to bylaw provisions which have been adopted, amended, or repealed by the stockholders; and further provided, that bylaws adopted or amended by the Board of Directors and any powers thereby conferred may be amended, altered, or repealed by the stockholders.

ELEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them, and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of

Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholders thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of §291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of § 279 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors; and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

TWELFTH: To the fullest extent permitted by applicable law, a director or officer of the Corporation shall be entitled to indemnification from the Corporation for any loss, damage, claim, legal proceeding or investigation (a “Loss”) (or any expenses or costs associated therewith (“Costs”)) incurred by such director or officer by reason of any act or omission performed or omitted by such director or officer in good faith on behalf of the Corporation and in a manner reasonably believed to be within the scope of the authority conferred on such director or officer by the Corporation or by Delaware law, except that (a) no director or officer shall be entitled to be indemnified in respect of any Loss or Costs incurred by such director or officer by reason of such director or officer’s willful misconduct with respect to such acts or omissions and (b) no director or officer shall be entitled to be indemnified in respect of any Loss or Costs incurred by the director or officer for (i) such director or officer’s breach of his duty of loyalty to the Corporation or its stockholders, (ii) such director or officer’s acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, or (iii) any transaction from which the director or officer derived an improper personal benefit; provided, however, that any indemnity under this Article Twelfth shall be funded out of and to the extent of Corporation assets only (including any applicable insurance proceeds), and no director or officer shall have personal liability on account thereof. In a manner determined appropriate by the Board of Directors, the Corporation shall advance Costs incurred by or on behalf of a director or officer in connection with any Loss even before a final determination is made as to whether the director or officer is entitled to indemnification. The Corporation may enter into agreements with its directors or officers to provide for indemnification consistent with the terms and conditions set forth in this Article Thirteenth. The Corporation may purchase and maintain director and officer liability insurance at appropriate levels of coverage as determined by the Board of Directors.

The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

THIRTEENTH: A director or officer of the Corporation shall not be liable to the Corporation or any other person or entity who has an interest in the Corporation for a Loss or Costs incurred by reason of any act or omission performed or omitted by such director or officer in good faith on behalf of the Corporation, in a manner reasonably believed to be in the best interest of the Corporation and in a manner reasonably believed to be within the scope of the authority conferred on such director or officer by the Corporation or by Delaware law, except that (a) a director or officer shall be liable for any such Loss and Costs incurred by reason of such director or officer’s willful misconduct, and (b) notwithstanding anything in this Certificate of Incorporation to the contrary, no provision of this Certificate of Incorporation shall eliminate or limit the liability of a director or officer for (i) any breach of that person’s duty of loyalty to the Corporation or the stockholders (which duty of loyalty shall be not less than the duty of loyalty of a director of a Delaware corporation to such Corporation and its stockholders under Delaware law), (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, or (iii) any transaction from which the director or officer derived an improper personal benefit.

FOURTEENTH: The Corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation, bylaws of the Corporation or written agreement of all of the stockholders of the Corporation, from time to time, to amend the Certificate of Incorporation or any provisions thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by the Certificate of Incorporation or any amendment thereof are conferred subject to such right.

FIFTEENTH: The Corporation expressly elects not to be governed by §203 of the Delaware General Corporation Law.

* * *

3. The foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4. That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this Corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 23rd day of November, 2016.

/s/ Meg A. Gentle
Name:	Meg A. Gentle
Title:	President and Chief Executive Officer

EXHIBIT C

Registration Rights Agreement Terms

As soon as practicable following receipt of a request from Purchaser, Magellan shall use its reasonable best efforts to (i) file a registration statement registering the sales of common shares to be issued upon conversion or exchange of the preferred shares, (ii) have the registration statement declared effective within 180 days after filing with the SEC and (iii) maintain the effectiveness of the registration statement for a period of two years. Purchaser shall also have customary piggyback rights, other than in connection with an underwriting that is solely a new equity issuance by Magellan.

EXHIBIT D

Form of Certificate of Designations

[See attached]

CERTIFICATE OF DESIGNATIONS OF

SERIES B CONVERTIBLE PREFERRED STOCK OF

MAGELLAN PETROLEUM CORPORATION

MAGELLAN PETROLEUM CORPORATION, a Delaware corporation (the “Corporation”), certifies that pursuant to the authority contained in Article Fourth of its Restated Certificate of Incorporation, as amended from time to time prior to the date hereof (the “Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the Delaware General Corporation Law, its Board of Directors duly approved and adopted on [date] the following resolution, which resolution remains in full force and effect on the date hereof:

WHEREAS, the Certificate of Incorporation authorizes the issuance of up to fifty million (50,000,000) shares of preferred stock, par value $0.01 per share, of the Corporation (“Preferred Stock”) in one or more series, and expressly authorizes the Board of Directors, subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in such series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

WHEREAS, the Board of Directors desires to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of such new series.

NOW, THEREFORE, BE IT RESOLVED, that a series of Preferred Stock be, and hereby is, created, and that the number of shares thereof, the voting powers thereof and the designations, preferences and relative, participating, optional and other special rights thereof and the qualifications, limitations and restrictions thereof be, and hereby are, as follows:

1.	General.

(a) The shares of such series shall be designated the Series B Convertible Preferred Stock (hereinafter referred to as the “Series B Preferred Stock”).

(b) Each share of Series B Preferred Stock shall be identical in all respects with the other shares of Series B Preferred Stock.

(c) Shares of Series B Preferred Stock converted into Common Stock shall be cancelled and shall revert to authorized but unissued Preferred Stock, undesignated as to series.

(d) In any case where any dividend payment date shall not be a Business Day, then (notwithstanding any other provision of this Certificate of Designations) payment of dividends need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the dividend payment date; provided, however, that no interest shall accrue on such amount of dividends for the period from and after such dividend payment date, as the case may be.

2.	Dividends.

So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall neither pay nor declare any dividends, nor make any redemptions or repurchases (other than ordinary course repurchases or deemed repurchases occurring in connection with the vesting or exercise of compensatory equity awards and related tax withholding), in respect of its equity interests (including Common Stock, Preferred Stock, Junior Stock and Parity Stock).

3.	Liquidation.

(a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series B Preferred Stock shall be entitled to receive an amount in cash equal to $4.57218 per share of Series B Preferred Stock (the “Liquidation Payment”) before any distribution is made to holders of shares of Common Stock, Junior Stock or Parity Stock upon any such liquidation, dissolution or winding up of the affairs of the Corporation. If, upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation, or proceeds thereof, distributable among the holders of the then-outstanding shares of Series B Preferred Stock are insufficient to pay the full amount of the Liquidation Payment in respect to all then-outstanding shares of Series B Preferred Stock, then all such assets and proceeds of the Corporation thus distributable shall be distributed ratably in respect of the then-outstanding shares of Series B Preferred Stock.

(b) Notice of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be given by mail, postage prepaid, not less than 30 days prior to the distribution or payment date stated therein, to each holder of record of Series B Preferred Stock appearing on the stock books of the Corporation as of the date of such notice at the address of said holder shown therein. Such notice shall state a distribution or payment date, the amount of the Liquidation Payment and the place where the Liquidation Payment shall be distributable or payable.

(c) For the purposes of this Section 3, neither the voluntary sale, lease, conveyance, exchange or transfer of all or substantially all the property or assets of the Corporation (whether for cash, shares of stock, securities or other consideration), nor the consolidation or merger of the Corporation with one or more other entities, shall be deemed to be a liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation, unless such voluntary sale, lease, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the affairs of the Corporation.

(d) After the payment in cash to the holders of shares of the Series B Preferred Stock of the full amount of the Liquidation Payment with respect to outstanding shares of Series B Preferred Stock, the holders of outstanding shares of Series B Preferred Stock shall have no right or claim, based on their ownership of shares of Series B Preferred Stock, to any of the remaining assets of the Corporation.

2

4.	Redemption.

The Series B Preferred Stock shall not be redeemable.

5.	Conversion.

(a) Optional Conversion. The holders of shares of Series B Preferred Stock shall have the right, at their option, to convert all (but not less than all) such shares into shares of Common Stock at any time (including immediately prior to any liquidation, dissolution or winding up of the affairs of the Corporation) on and subject to the following terms and conditions:

(i) Each share of Series B Preferred Stock shall be convertible into one share of Common Stock (herein called the “Conversion Ratio”). The Conversion Ratio shall be adjusted in certain instances as provided in Section 5(a)(iv).

(ii) In order to convert shares of Series B Preferred Stock, the holder thereof shall surrender at the office of the Corporation the certificate(s) therefor, duly endorsed or assigned to the Corporation or in blank, and give written notice to the Corporation at such office that he elects to convert such shares.

(iii) Shares of Series B Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of surrender of the certificate(s) for such shares for conversion in accordance with the foregoing provisions, and at such time the rights of the holder of such shares as a holder thereof shall cease and from and after such time the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock. As promptly as practicable on or after the conversion date, the Corporation shall issue and deliver at such office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with payment in lieu of any fraction of a share, as provided in Section 5(c), to the person or persons entitled to receive the same.

(iv) In the event the Corporation shall, at any time or from time to time after the Original Issue Date while the shares of Series B Preferred Stock remain outstanding, effect a subdivision (by any stock split, stock dividend, dividend of options, warrants or other similar instruments, stock reclassification or otherwise) of the outstanding shares of Common Stock into a greater number of shares of Common Stock (or other equity interests) or a spin-off or other distribution of indebtedness or other assets, then and in each such event the Conversion Ratio in effect at the opening of business on the day after the date upon which such subdivision, spin-off or other distribution becomes effective shall be proportionately adjusted. Additionally, if the Corporation shall, at any time or from time to time after the Original Issue Date while the shares of Series B Preferred Stock remain outstanding, effect a combination (by any reverse stock split or otherwise) of the outstanding shares of Common Stock or any repurchase of any outstanding shares of Common Stock such that it results in a smaller number of shares of Common Stock (or other equity interests) (other than ordinary course repurchases or deemed repurchases occurring in connection with the vesting or exercise of compensatory equity awards and related tax withholding), then and in each such event the Conversion Ratio in effect at the opening of

3

business on the day after the date upon which such combination or repurchase becomes effective shall be proportionately adjusted. Additionally, if the Corporation issues any Parity Stock during the 12 months after the Original Issue Date, which Parity Stock is convertible into Common Stock and has a conversion ratio therefor that is more favorable to the holder(s) of such Parity Stock than the Conversion Ratio, then the Conversion Ratio shall be automatically adjusted to be equal to such more favorable conversion ratio. Additionally, if the Corporation issues any Parity Stock during the 12 months after the Original Issue Date, which Parity Stock is convertible into Common Stock and the issuance price (including original issuance discount and other similar fees) for such Parity Stock (for purposes of this Section 5(a)(iv), the “Parity Stock Issuance Price”) is less than $4.57218 per share (the “Series B Price”), then (to the extent not duplicative of any adjustment made pursuant to the immediately preceding sentence) the Conversion Ratio shall be automatically adjusted by multiplying it by the quotient derived by dividing the Series B Price by the Parity Stock Issuance Price. (For example, on the Original Issuance Date, the Conversion Ratio is 1 share of Series B Preferred Stock convertible into 1 share of Common Stock; if the Corporation were to issue shares of Parity Stock at $2.28609 per share, then the Conversion Ratio would be adjusted such that thereafter 1 share of Series B Preferred Stock would be convertible into 2 shares of Common Stock.) Any adjustment under this Section 5(a)(iv) shall become effective immediately after the opening of business on the day after the date upon which the applicable event becomes effective.

(b) Mandatory Conversion. On the sixth anniversary of the Original Issue Date, all shares of Series B Preferred Stock then outstanding shall automatically be converted into shares of Common Stock on and subject to the following terms and conditions:

(i) Each share of Series B Preferred Stock shall be convertible into Common Stock at the Conversion Ratio. The Conversion Ratio shall be adjusted in certain instances as provided in Section 5(a)(iv).

(ii) The Corporation shall use commercially reasonable efforts to give notice of such conversion to the holders of shares of Series B Preferred Stock at least 30 days before the conversion date.

(iii) Shares of Series B Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the conversion date, and at such time the rights of the holder of such shares as a holder thereof shall cease and from and after such time the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock. As promptly as practicable on or after the conversion date and after surrender of the certificate(s) representing the converted Series B Preferred Stock, the Corporation shall issue and deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with payment in lieu of any fraction of a share, as provided in Section 5(c), to the person or persons entitled to receive the same.

(c) Fractional Interest. The Corporation shall not be required upon the conversion of any share of Series B Preferred Stock to issue any fractional shares, but may, in lieu of issuing any fractional share that would otherwise be issuable upon such conversion, pay a cash adjustment in respect of such fraction in an amount equal to the Series B Price (as adjusted in

4

accordance with the principles set forth above) multiplied by the number (or fraction) of shares of Series B Preferred Stock equal to such fraction on the date of such conversion. If more than one share of Series B Preferred Stock shall be presented for conversion at the same time by the same holder, the number of full shares of Common Stock which shall be issuable upon such conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so to be converted by such holder. The holders expressly waive their right to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock if such amount of cash is paid in lieu thereof.

(d) Reservation and Authorization of Common Stock. The Corporation covenants that, so long as any shares of Series B Preferred Stock remain outstanding:

(i) The Corporation will at all times reserve and keep available, from its authorized and unissued Common Stock solely for issuance and delivery upon the conversion of the shares of Series B Preferred Stock and free of preemptive rights, such number of shares of Common Stock as from time to time shall be issuable upon the conversion in full of all outstanding shares of Series B Preferred Stock;

(ii) The Corporation shall, from time to time, take all steps necessary to increase the authorized number of shares of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued would otherwise be insufficient to allow delivery of all the shares of Common Stock then deliverable upon the conversion of all outstanding shares of Series B Preferred Stock;

(iii) All shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock will, upon issuance, be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer (other than restrictions on transfer arising under federal and state securities laws) and will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein);

(iv) The Corporation shall take all such actions as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any law or governmental regulation applicable to it or any requirements of any domestic stock exchange upon which shares of Common Stock may be listed;

(v) The stock certificates issued to evidence any shares of Common Stock issued upon conversion of shares of Series B Preferred Stock will comply with the Delaware General Corporation Law and any other applicable law.

The Corporation hereby authorizes and directs its current and future transfer agents for the Common Stock at all times to reserve stock certificates for such number of authorized shares as shall be requisite for such purpose. The transfer agent or agents for the Series B Preferred Stock are hereby authorized to requisition from time to time from any such transfer agents for the Common Stock stock certificates required to honor outstanding shares of Series B Preferred Stock upon conversion thereof in accordance with the terms of this Certificate of Designations, and the Corporation hereby authorizes and directs such transfer agents to comply with all such requests of the transfer agent or agents for the Series B Preferred Stock. The Corporation will supply such transfer agents with duly executed stock certificates for such purposes.

5

(e) Changes in Common Stock. In case at any time or from time to time after the Original Issue Date while the shares of Series B Preferred Stock remain outstanding, the Corporation shall be a party to or shall otherwise engage in any transaction or series of related transactions constituting a merger of the Corporation into, a consolidation of the Corporation with, a sale, lease, transfer, conveyance or other disposition (in one or a series of related transactions) of all or substantially all of the Corporation’s assets to, or an acquisition of 50% or more of the voting interests in the Corporation by, any other Person (a “Non-Surviving Transaction”) then, as a condition to the consummation of such Non-Surviving Transaction, the Corporation shall cause such other Person to make lawful provision as a part of the terms of such Non-Surviving Transaction whereby:

(i) so long as any share of Series B Preferred Stock remains outstanding, on such terms and subject to such conditions substantially identical to the provisions set forth in this Certificate of Designations, each share of Series B Preferred Stock, upon the conversion thereof at any time on or after the consummation of such Non-Surviving Transaction, shall be convertible into, in lieu of the Common Stock issuable upon such conversion prior to such consummation, only the securities or other property (“Substituted Property”) that would have been receivable upon such Non-Surviving Transaction by a holder of the number of shares of Common Stock into which such share of Series B Preferred Stock was convertible immediately prior to such Non-Surviving Transaction, assuming such holder of Common Stock:

(A) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (“Constituent Person”), or an Affiliate of a Constituent Person; and

(B) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Non-Surviving Transaction (provided that if the kind or amount of securities, cash and other property receivable upon such Non-Surviving Transaction is not the same for each share of Common Stock held immediately prior to such Non-Surviving Transaction by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then, for the purposes of this Section 5(e), the kind and amount of securities, cash and other property receivable upon such Non-Surviving Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares); and

(ii) the rights, preferences, privileges and obligations of such other Person and the holders of shares of Series B Preferred Stock in respect of Substituted Property shall be substantially identical to the rights, preferences, privileges and obligations of the Corporation and holders of shares of Series B Preferred Stock in respect of Common Stock hereunder as set forth in this Section 5.

6

Such lawful provision shall provide for adjustments which, for events subsequent to the effective date of such lawful provision, shall be substantially identical to the adjustments provided for elsewhere in this Section 5. The above provisions of this Section 5(e) shall similarly apply to successive Non-Surviving Transactions.

(f) Statement on Certificates. Irrespective of any adjustment in the Conversion Ratio or the amount or kind of shares into which the shares of Series B Preferred Stock are convertible, certificates for shares of Series B Preferred Stock theretofore or thereafter issued may continue to express the same Conversion Ratio initially applicable or amount or kind of shares initially issuable upon conversion of the Series B Preferred Stock evidenced thereby (but the adjusted amount shall nonetheless be the determinative amount).

(g) No Voting or Dividend Rights. Subject to the provisions of Section 6 and except as may be specifically provided for herein, until the conversion of any share of Series B Preferred Stock:

(i) no holder of any share of Series B Preferred Stock shall have or exercise any rights by virtue hereof as a holder of Common Stock, including, without limitation, the right to vote or to receive dividends and other distributions as a holder of Common Stock or to receive notice of, or attend, meetings or any other proceedings of holders of Common Stock;

(ii) the consent of any such holder as a holder of Common Stock shall not be required with respect to any action or proceeding of the Corporation;

(iii) no such holder, by reason of the ownership or possession of a share of Series B Preferred Stock, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of Common Stock prior to, or for which the relevant record date preceded, the date of the conversion of such share of Series B Preferred Stock (for the avoidance of doubt, this Section 5(g) shall not be deemed to modify Section 2); and

(iv) no such holder shall have any right not expressly conferred hereunder or by applicable law with respect to the share of Series B Preferred Stock held by such holder.

(h) Payment of Taxes. The Corporation shall pay any and all taxes (other than income taxes) that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of Series B Preferred Stock pursuant hereto. The Corporation shall not impose any service charge in connection with any such conversion. The Corporation shall not be required, however, to pay any tax or other charge imposed in respect of any transfer involved in the issue and delivery of any certificates for shares of Common Stock or payment of cash or other property to any recipient other than the holder of the share of Series B Preferred Stock converted, and in case of such transfer or payment, the Transfer Agent for the Series B Preferred Stock and the Corporation shall not be required to issue or deliver any certificate or pay any cash until (a) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Transfer Agent for the Series B Preferred Stock or the Corporation or (b) it has been established to the Corporation’s satisfaction that any such tax or other charge that is or may become due has been paid.

7

6.	Voting.

(a) The holders of shares of Series B Preferred Stock shall have no voting rights whatsoever, except as otherwise provided in this Section 6 or as otherwise specifically required by law. As to matters upon which holders of shares of Series B Preferred Stock are entitled to vote as a class, the holders of Series B Preferred Stock shall be entitled to one vote per share and such vote shall be by majority vote.

(b) Each holder of outstanding shares of Series B Preferred Stock shall be entitled to vote with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration (whether at a meeting of stockholders of the Corporation, by written action of stockholders in lieu of a meeting or otherwise), except as provided by law. In any such vote, each share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share is convertible pursuant to Section 5(b) as of the record date for such vote or written consent or, if there is no specified record date, as of the date of such vote or written consent. Each holder of outstanding shares of Series B Preferred Stock shall be entitled to notice of all stockholder meetings (or requests for written consent) in accordance with the Corporation’s bylaws.

(c) So long as any shares of Series B Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or the Certificate of Incorporation, the Corporation shall not, directly or indirectly, without the affirmative vote at a meeting (or the written consent with or without a meeting) of the holders of at least a majority of the number of shares of Series B Preferred Stock then outstanding:

(i) authorize or approve the issuance of any shares of, or of any security convertible into, or convertible or exchangeable for shares of, shares of any capital stock of the Corporation that rank prior to shares of Series B Preferred Stock in the payment of dividends or in the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation (or amend the terms of any existing shares to provide for such ranking);

(ii) authorize or approve the issuance of any shares of, or of any security convertible into, or convertible or exchangeable for shares of, Parity Stock (or amend the terms of any existing shares to provide for such ranking) except such Parity Stock that is issued to Persons other than Affiliates, directors, officers, employees or consultants of the Corporation;

(iii) amend, alter or repeal any of the provisions of the Certificate of Incorporation so as to affect adversely the powers, designations, preferences and rights of the Series B Preferred Stock or the holders thereof or amend, alter or repeal any of the provisions of this Certificate of Designations; provided, however, that, for the avoidance of doubt, an amendment of the Certificate of Incorporation or this Certificate of Designations to authorize or create, or to increase the authorized amount of, any Fully Junior Stock shall not be deemed to affect adversely the powers, designations, preferences and rights of the Series B Preferred Stock or the holders thereof;

8

(iv) take any other corporate action that adversely affects any of the rights, preferences or privileges of the Series B Preferred Stock; provided, however, that for the avoidance of doubt this Section 6(c)(iv) shall not refer to any commercial or business decision made by the Corporation that may affect the value of the Series B Preferred Stock but does not change its rights, preferences or privileges (such as the incurrence of debt) or the issuance of Parity Stock permitted by Section 6(c)(ii); or

(v) engage in any business, act or activity other than any business related in any manner to hydrocarbons or energy.

For the avoidance of doubt, nothing herein shall limit the ability of the Corporation to issue Common Stock.

7.	Uncertificated Shares; Certificated Shares.

(a) Uncertificated Shares.

(i) Legends. Until such time as the Series B Preferred Stock and Common Stock issued upon the conversion of Series B Preferred Stock, as applicable, have been sold pursuant to an effective registration statement under the Securities Act, or the Series B Preferred Stock or Common Stock issued upon the conversion of Series B Preferred Stock, as applicable, are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate issued with respect to a share of Series B Preferred Stock or any Common Stock issued upon the conversion of Series B Preferred Stock shall bear a legend in substantially the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

(ii) Removal of Legend. In connection with a sale of the Series B Preferred Stock or Common Stock issued upon the conversion of Series B Preferred Stock, as applicable,

9

in reliance on Rule 144 promulgated under the Securities Act, the applicable holder or its broker shall deliver to the Corporation a broker representation letter providing to the Corporation any information the Corporation deems necessary to determine that such sale is made in compliance with Rule 144 promulgated under the Securities Act, including, as may be appropriate, a certification that such holder is not an affiliate of the Corporation (as defined in Rule 144 promulgated under the Securities Act) and a certification as to the length of time the applicable equity interests have been held. Upon receipt of such representation letter, the Corporation shall promptly remove the restrictive legend, and the Corporation shall bear all costs associated with the removal of such legend. At such time as the Series B Preferred Stock and Common Stock issued upon the conversion of Series B Preferred Stock, as applicable, have been sold pursuant to an effective registration statement under the Securities Act or have been held by the applicable holder for more than one year where the holder is not, and has not been in the preceding three months, an affiliate of the Corporation (as defined in Rule 144 promulgated under the Securities Act), if the restrictive legend is still in place, the Corporation agrees, upon request of such holder, to take all steps necessary to promptly effect the removal of such legend, and the Corporation shall bear all costs associated with such removal of such legend. The Corporation shall cooperate with the applicable holder to effect the removal of such legend at any time such legend is no longer appropriate.

(b) Certificates Representing Shares of Series B Preferred Stock.

(i) Form and Dating. Certificates representing shares of Series B Preferred Stock and the Transfer Agent’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Series B Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form acceptable to the Corporation. Each Series B Preferred Stock certificate shall be dated the date of its authentication.

(ii) Execution and Authentication. Two (2) Officers shall sign each Series B Preferred Stock certificate for the Corporation by manual or facsimile signature.

(A) If an Officer whose signature is on a Series B Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Series B Preferred Stock certificate, the Series B Preferred Stock certificate shall be valid nevertheless.

(B) A Series B Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Series B Preferred Stock certificate. The signature shall be conclusive evidence that the Series B Preferred Stock certificate has been authenticated under this Certificate of Designations.

(C) The Transfer Agent shall authenticate and deliver certificates for shares of Series B Preferred Stock for original issue upon a written order of the Corporation signed by two (2) Officers of the Corporation. Such order shall specify the number of shares of Series B Preferred Stock to be authenticated and the date on which the original issue of the Series B Preferred Stock is to be authenticated.

10

(D) The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Corporation to authenticate the certificates for the Series B Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for the Series B Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designations to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

(iii) Transfer. When certificates representing shares of Series B Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such shares, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that such shares being surrendered for transfer:

(A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Corporation and the Transfer Agent, duly executed by the holder thereof or its attorney duly authorized in writing; and

(B) are being transferred pursuant to subclause (1) or (2) below, and are accompanied by the following additional information and documents, as applicable:

(1) if such certificates are being delivered to the Transfer Agent by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect in substantially the form of Exhibit B hereto; or

(2) if such certificates are being transferred to the Corporation or to a “qualified institutional buyer” in accordance with Rule 144A under the Securities Act or pursuant to another exemption from registration under the Securities Act, (i) a certification to that effect (in substantially the form of Exhibit B hereto) and (ii) if the Corporation so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 7(a)(i).

(iv) Replacement Certificates. If any of the Series B Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series B Preferred Stock certificate, or in lieu of and substitution for the Series B Preferred Stock certificate lost, stolen or destroyed, a new Series B Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series B Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series B Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.

11

(v) Cancellation. In the event the Corporation shall purchase or otherwise acquire certificates representing shares of Series B Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancellation. The Transfer Agent and no one else shall cancel and destroy all Series B Preferred Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Corporation unless the Corporation directs the Transfer Agent to deliver canceled Series B Preferred Stock certificates to the Corporation. The Corporation may not issue new Series B Preferred Stock certificates to replace Series B Preferred Stock certificates to the extent they evidence Series B Preferred Stock which the Corporation has purchased or otherwise acquired.

(c) Record Holders. Prior to due presentment for registration of transfer of any shares of Series B Preferred Stock, the Transfer Agent and the Corporation may deem and treat the Person in whose name such shares are registered as the absolute owner of such Series B Preferred Stock, and neither the Transfer Agent nor the Corporation shall be affected by notice to the contrary.

(d) No Obligation of the Transfer Agent. The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designations or under applicable law with respect to any transfer of any interest in any Series B Preferred Stock other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designations, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

8.	Certain Definitions.

As used herein with respect to the Series B Preferred Stock, the following terms shall have the following meanings:

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Board of Directors” shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

“Business Day” means a day except a Saturday or Sunday or other day on which the banks in the city of Houston, Texas are authorized or required by applicable law to be closed.

“Common Stock” means common stock of the Corporation, par value $0.01 per share.

“Fully Junior Stock” means any Junior Stock over which the Series B Preferred Stock has preference and priority in the payment of dividends and in the distribution of assets on any liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation.

12

“holder” of shares of Series B Preferred Stock means the stockholder in whose name such Series B Preferred Stock is registered in the stock books of the Corporation.

“Junior Stock” means the Common Stock and any other class or series of shares of the Corporation or any of its subsidiaries hereafter authorized over which the Series B Preferred Stock has preference or priority in the payment of dividends (including prohibiting any such dividends while any Series B Preferred Stock is outstanding) or in the distribution of assets on any liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation or its subsidiaries.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Corporation.

“Original Issue Date” means November 23, 2016.

“Parity Stock” means any class or series of shares of the Corporation (including Series B Preferred Stock) that have pari passu preference with the Series B Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Transfer Agent” means Broadridge Corporate Issuer Solutions, Inc., acting as the Corporation’s duly appointed transfer agent, registrar, conversion agent and dividend disbursing agent for the Series B Preferred Stock. The Corporation may, in its sole discretion, remove the Transfer Agent with ten (10) days’ prior notice to the Transfer Agent; provided that the Corporation shall appoint as its successor a nationally recognized Transfer Agent who shall accept such appointment prior to the effectiveness of such removal.

9.	No Other Rights.

The shares of Series B Preferred Stock shall not have any powers, designations, preferences or relative, participating, optional, or other special rights, nor shall there be any qualifications, limitations or restrictions or any powers, designations, preferences or rights of such shares, other than as set forth herein or in the Certificate of Incorporation or as may be provided by law.

[Signature page follows.]

13

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed and attested this      day of             ,         .

MAGELLAN PETROLEUM CORPORATION

By:
Name:
Title:

Attest:
Name:
Title:

[SIGNATURE PAGE TO CERTIFICATE OF DESIGNATIONS OF

SERIES B CONVERTIBLE PREFERRED STOCK OF MAGELLAN PETROLEUM CORPORATION]

EXHIBIT A

FORM OF SERIES B CONVERTIBLE PREFERRED STOCK

FACE OF SECURITY

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

EXHIBIT A-1

Certificate Number	[●] Shares of
[●]	Series B Convertible Preferred Stock

Series B Convertible Preferred Stock

of

MAGELLAN PETROLEUM CORPORATION

MAGELLAN PETROLEUM CORPORATION, a Delaware corporation (the “Corporation”), hereby certifies that [●] (the “Holder”) is the registered owner of [●] fully paid and non-assessable shares of preferred stock, par value $0.01 per share, of the Corporation designated as the Series B Convertible Preferred Stock (the “Series B Preferred Stock”). The shares of Series B Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series B Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations dated [date], as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Series B Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these shares of Series B Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Corporation has executed this certificate this [●] day of [●], 20[●].

MAGELLAN PETROLEUM CORPORATION

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A-2

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

These are shares of the Series B Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated:

[●], as Transfer Agent,

By:
Authorized Signatory

EXHIBIT A-3

REVERSE OF SECURITY

The shares of Series B Preferred Stock shall be convertible into the Corporation’s Common Stock upon the satisfaction of the conditions and in the manner and according to the terms set forth in the Certificate of Designations.

The Corporation will furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights.

EXHIBIT A-4

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series B Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Series B Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Series B Preferred Stock Certificate)

Signature Guarantee:	[1]

[1]	Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A-5

EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF PREFERRED STOCK

Re:	Series B Convertible Preferred Stock (the “Series B Preferred Stock”) of Magellan Petroleum Corporation (the “Corporation”)

This Certificate relates to [●] shares of Series B Preferred Stock held by [●] (the “Transferor”).

The Transferor has requested the Transfer Agent by written order to exchange or register the transfer of Series B Preferred Stock.

In connection with such request and in respect of such Series B Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designations relating to the above-captioned Series B Preferred Stock and that the transfer of this Series B Preferred Stock does not require registration under the Securities Act of 1933, as amended (the “Securities Act”), because */:

☐	such Series B Preferred Stock is being acquired for the Transferor’s own account without transfer;

☐	such Series B Preferred Stock is being transferred to the Corporation; or

☐	such Series B Preferred Stock is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

Such Series B Preferred Stock is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Corporation so requests).

[●]

By:

Date:

*/	Please check applicable box.

EXHIBIT B-1